SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 11, 2001
                                                          -------------

                             PPI CAPITAL GROUP, INC.
              -----------------------------------------------------
              Exact name of registrant as specified in its charter)


          Utah                    0-25449                    87-0401453
     ----------------------------------------------------------------------
     (State or other            (Commission                (IRS Employer
     jurisdiction of            File Number)            Identification No.)
       Formation)



             3655 Nobel Drive, Suite 540, San Diego, CA     92122
             -------------------------------------------------------
              (Address of principal executive offices)    (Zip Code)



        Registrant's telephone number, including area code (858) 623 1600
                                                           --------------

          -------------------------------------------------------------
          (Former name or former address, if changes since last report)
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Item 5.  Other Events.

The DirectPlacement Transaction
-------------------------------

         As of May 15, 2001, DirectPlacement.com, Inc, a Delaware corporation ("DPI" or "DirectPlacement"), PPI Capital Group, Inc., a Utah corporation ("PPI"), and DP Merger Corp., a Delaware corporation ("MergerSub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which on June 11, 2001 (the "Effective Date"), MergerSub was merged with and into DPI (the "Merger") and DPI became a wholly owned subsidiary of PPI. Prior to the Effective Date, PPI was an inactive publicly traded corporation. See "Historical Activities of PPI." PPI and its subsidiaries are collectively referred to as the "Company."

         On the Effective Date, the holders of common stock of DPI received 1.25 shares of PPI's common stock, par value $.001 per share ("Common Stock"), for each outstanding share of common stock of DPI held thereby (the "Exchange Ratio"), and the holders of options and warrants issued by DPI were exchanged for options and warrants of PPI based upon the Exchange Ratio. Specifically, PPI issued (i) to the stockholders of DPI an aggregate of 19,567,231 shares of Common Stock, of which 11,531,250 shares of Common Stock were surrendered by certain members of DPI's management immediately following the consummation of the Merger in exchange for certain PPI performance warrants exercisable for 11,531,250 shares of Common Stock upon the satisfaction of certain performance targets, and (ii) PPI issued 346,406 warrants and 1,462,813 options to the former warrantholders and optionholders of DPI, respectively, at exercise prices ranging from $.80 to $1.20 per share. The transaction was accounted for as a reverse merger using purchase accounting whereby DPI has been treated as the accounting acquirer.

         In addition, Mark Scharmann, PPI's President and Chief Executive Officer, resigned as an officer and director of PPI. The other former members of management of PPI also resigned as officers of PPI. Upon consummation of the Merger, Brian M. Overstreet and Robert F. Kyle joined the two remaining members on PPI's Board of Directors, and Mr. Overstreet, Mr. Kyle and Mr. Ran Furman became the President and Chief Executive Officer, Vice President, Secretary and General Counsel, and Chief Financial Officer, respectively, of PPI.

         Immediately following the consummation of the Merger and pursuant to the terms of a Stock Exchange Agreement, Mr. Overstreet, Mr. Kyle and Midori USA Corporation, a corporation controlled by Mr. Overstreet, surrendered 8,071,875, 1,153,125, and 2,306,250 shares of Common Stock, respectively, in exchange for a like number of performance warrants (the "Performance Warrants"). The Performance Warrants are exercisable until May 31, 2011 at an exercise price of $.001 per share and vest based upon the satisfaction by the Company of certain performance targets. The first fifty percent (50%) of the shares issuable upon the exercise of the Performance Warrants (the "Warrant Shares") shall vest upon
(i) the Company (or any subsidiary thereof) reporting cumulative total revenues commencing with the quarter ending June 30, 2001 (the "Initial Quarter") and thereafter during the Exercise Period ("Cumulative Total Revenues") of not less than $10 million, or (ii) the Company (or any subsidiary thereof) reporting

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cumulative EBITDA (earnings before the payment of interest and taxes and before any deduction for depreciation and amortization) commencing with the Initial Quarter and thereafter during the Exercise Period ("Cumulative EBITDA") of not less than $1 million; or (iii) the Company (or any subsidiary thereof) reporting cumulative Gross Placements (as hereinafter defined) commencing with the Initial Quarter and thereafter during the Exercise Period ("Gross Placements") of not less than $50 million. The remaining Warrant Shares shall vest upon (i) the Company (or any subsidiary thereof) reporting Cumulative Total Revenues commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $20 million, or (ii) the Company (or any subsidiary thereof) reporting Cumulative EBITDA commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $2 million; or (iii) the Company (or any subsidiary thereof) reporting Cumulative Gross Placements commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $100 million (collectively, the "Remaining Warrant Share Targets"). Satisfaction of 25% of either of the Remaining Warrant Share Targets accelerates the vesting with respect to 25% of the remaining Warrant Shares. "Gross Placements" means the gross proceeds received by third party issuers resulting from the sale or placement of its securities by the Company and/or its subsidiaries to investors without reduction, offset, or decrease for any costs or expenses incurred by such issuer and its subsidiaries in connection therewith.

The DirectPlacement Business
----------------------------

         The Company is a technology oriented financial services firm focused on serving middle market public companies and institutional investors. The Company defines the "middle market" as public companies generally with market capitalizations between $50 million and $500 million (approximately 3,000 companies domestically) and institutional investment firms generally with less than $1 billion in assets under management (approximately 10,000 companies domestically). As a result of the rapid consolidation in the financial services industry over the past ten years, the Company believes that the middle market has become vastly under-served. The Company is focused on returning a high level of personalized service and proprietary financial products to the middle market companies and investors and their officers, directors, and shareholders.

         The Company's current business method centers around raising capital for middle market public companies through the use of PIPE (Private Investment in Public Entity) offerings. PIPE offerings are private placements of public company securities that are sold directly to middle market institutional investors. Since 1999, the Company has become a recognized authority and the leading expert in the PIPE market, largely through its use of proprietary technology and financial data. A detailed description of the PIPE market is provided below in the section headed "The PIPE Financing Market".

         The emergence of the Company as a leader in the PIPE market began in December 1999 with the launch of its PIPE data service, PlacementTracker.com (www.placementtracker.com). As the most comprehensive website cataloging real-time developments in the PIPE market, PlacementTracker.com has attracted over 4,000 registered members who purchase PIPE market data on the basis of a single transaction report or a single investor report or a compilation "custom report".

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Government agencies, universities and colleges, and every one of the top-20 U.S.
investment banks regularly use our PIPE market data. The Wall Street Journal, The New York Times, Bloomberg News, Investor Dealers Digest, and many other media sources have relied on us to provide ongoing insight into the unique attributes of the PIPE market. In January 2001, the Company launched a subscription version of the PlacementTracker.com service and, through June 30, 2001, the Company has attracted over 25 large investment banks to the subscription service. The Company derives revenue from the subscription service by charging its subscription clients monthly access fees ranging from $2,500 to $10,000 per month.

         In September 2000, the Company launched its flagship online PIPE offering site (www.directplacement.com) and has since conducted five PIPE offerings totaling $76,512,000 for middle market public companies. When conducting a PIPE offering for a middle market public company, we are able to combine proprietary technology with the Company's extensive market relationships and to assist transaction participants in achieving the most favorable terms and conditions for an offering in a minimal amount of time. The DirectPlacement.com site employs a patent-pending online auction and offering systems that enables the Company to offer a company's securities to a very targeted group of institutional investors. The investors, once invited to participate in the transaction are able to bid on multiple transaction variables and the site's proprietary pricing and bidding matrix is able to determine the best bid for the company's securities. In many cases, the public companies that the Company represents choose to use both the online and offline investment banking services. When utilizing the Company's offline investment banking services, public companies are still able to take advantage of the Company's extensive knowledge in the market (which is derived from the PlacementTracker.com data site) and the Company's close relationships with, and investment profile matching tools covering, the 150 institutional investors that are approved members of the DirectPlacement.com site.

         Despite the Company's technology and market knowledge advantages, the Company's ability to successfully source and sell PIPE transactions is based primarily on the management strength and investment banking skills of its investment banking group. Combined, the investment banking group has spent over 20 years specifically working in the PIPE market and has collectively raised over $300 million in PIPE financings for middle market public companies. Both the public company clients and the institutional investor clients rely heavily on the experience and knowledge of the Company's investment banking group when structuring, pricing, and closing a PIPE transaction. All of the Company's PIPE transactions are conducted through our wholly owned subsidiary, DP Securities, Inc., a member of the NASD & SIPC.

         As the Company continues to grow, management expects to be able to build off of the strong leadership position it currently possess in the PIPE market and expand the scope of financial products and services that the Company provides to its middle market investment banking clients and to its diversified financial data clients. Through the ongoing development of proprietary financial data and the offering of "traditional" financial services, management expects that the Company will become a leading participant in middle market financial services.

         DirectPlacement.com, Inc. was incorporated in the State of Delaware in May 1999 to develop the PlacementTracker.com web site and the DirectPlacement

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investment banking web site and related tools and systems. The Company's executive offices are located at 3655 Nobel Drive, Suite 540, San Diego, CA
92122.

The PIPE Financing Market
-------------------------

         A PIPE financing is the sale of equity securities (or securities convertible into, or exercisable or exchangeable for, equity securities) by a public company to a group of institutional or accredited investors. Sales of PIPE securities are sold pursuant to certain exceptions to the registration requirements of the federal securities laws, typically pursuant to Sections 4(2) and / or 4(6) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. PIPE securities do not include securities sold pursuant to rule 144A (either underwritten or directly sold by issuers) or securities sold offshore pursuant to Regulation S. PIPE securities are normally issued by public companies with market capitalizations below $1 billion for proceeds of less than $50 million. The majority of PIPE offerings have been conducted by public companies in cash dependent high-tech or biotech industries. PIPE offerings are generally classified as either "traditional" or "structured" PIPE offerings.

Traditional PIPEs

         Traditional PIPE offerings usually include the sale of the issuer's common stock at a specified discount to the current market price or the sale of a convertible security that converts into the issuer's common stock at a fixed price with, in some cases, attached common stock purchase warrants. The common stock sold and the common stock issuable upon the exercise of the warrants or the convertible securities are usually registered by the issuer using registration statements on Form S-1, SB-2 or S-3 prior to the end of a pre-determined time period following the completion of the sale.

         Recent examples of traditional PIPE offerings include Restoration Hardware, Inc.'s sale of $24.5 million of discounted common stock, BioMarin Pharmaceutical, Inc.'s sale of $46 million of discounted common stock, and Martek Biosciences Corporation's sale of $20 million of common stock and purchase warrants. Investors in traditional PIPE transactions are usually mutual funds, private equity groups, pension plans, and, more recently, venture capital firms. Some active investors in traditional PIPE offerings include Putnam Investments, Franklin Templeton Group, and AIM Funds.

Structured PIPEs

         Structured PIPE offerings are much more complex. Structured PIPE offerings are the sale of an issuer's equity-linked securities that include a number of provisions designed to provide the investors with upside benefit and downside market protection. Structured PIPE securities are normally offered as convertible debentures, convertible preferred stock, common stock with resets, or structured equity lines. Most structured PIPE offerings also include attached purchase warrants. Although structured PIPE offerings have many permutations, the common theme is that an initial conversion or purchase price is set for the security (usually at or above the market price at closing). Then, at some point

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following the closing, if the market price of the issuer's stock is lower than the market price at closing, the investor has the right to reset the initial conversion or purchase price to some discount to the market price at the time of the conversion or purchase. Depending on the structure, such resets can occur continually throughout the term of the security or only on specified dates during the term. In some cases there is a limit, or floor, on how low the reset mechanism can go. This conversion feature ensures that the investor receives a certain return on its investment and is protected even if the market price of the stock decreases after the closing of the transaction.

         In structured PIPE offerings, the issuer is normally obligated to register the securities issuable upon conversion and/or exercise of the structured securities and the attached purchase warrants using registration statements on Form S-1, SB-2 or S-3 within a specified number of days following the completion of the sale. Well-known examples of structured PIPE offerings include Excite@Home's sale of $100 million of convertible secured notes, eToys, Inc.'s sale of $100 million of convertible preferred stock with attached purchase warrants, MicroStrategy, Inc.'s sale of $125 million of convertible preferred stock, and Quokka Sports, Inc.'s sale of $76.9 million convertible promissory notes with attached purchase warrants. Investors in structured PIPE transactions are normally hedge funds or hedge oriented mutual funds and private equity groups. Recently, however, traditional PIPE investors have begun to invest in some structured PIPE transactions. Some active investors in structured PIPE offerings include Rose Glen Capital Management, Citadel Investment Group, Angelo Gordon & Co., and Promethean Asset Management.

PIPE Market Growth

         Based upon data collected through the Company's PlacementTracker service, the Company has seen a substantial increase in use of PIPE financings over the past five years. In 1995, $1.7 billion was raised through PIPE financing. In 2000, $24 billion was raised through PIPE financings. In the first two quarters of 2001, over $5 billion was raised through PIPE financings. Since 1995, the ratio of traditional PIPE financings to structured PIPE financings has changed dramatically. In 1995 - 1997, structured PIPEs accounted for over 35% of all PIPE financings. In 2000 and the first two quarters of 2001, structured PIPEs accounted for less than 10% of all PIPE financings. Since 1995, the average PIPE transaction size has increased steadily. In 1995, the average PIPE transaction was $14.4 million. In 2000, the average traditional PIPE transaction was $20.6 million.

         The explosive growth in the use of PIPE financing over the past five years is attributable to two primary factors. First, PIPE financings are normally quicker, cheaper, and more flexible than underwritten secondary public offerings. From first contact between banker and issuer to closing, traditional PIPE offerings can often be completed in less than two months and structured PIPE offerings can often be completed in four to six weeks. Second, as much as most micro-cap and small-cap companies would prefer to conduct a secondary public offering to gain wider stock distribution and research coverage, that option is generally not available to them. With the consolidation in the investment banking industry during the late 1990's, smaller brokerage firms that were willing and able to complete sub-$30 million secondary public offerings have either disappeared or been rolled-up into a larger national brokerage firm. As such, very few alternatives currently exist for micro-cap and small-cap public companies that need to raise equity capital.

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Registered Offerings
--------------------

MiniSecondary(TM) Offerings

         During the first half of 2001, more and more traditional PIPE transactions were being structured as pre-registered common stock placements sold at a discount to market price. In these cases, the common stock is sold under an effective shelf registration and closing of the transaction usually occurs when a prospectus supplement is filed by the issuer with the Commission and the shares are delivered electronically to the investors against payment. In many ways, these pre-registered transactions, or MiniSecondary(TM) transactions, resemble traditional secondary underwritings in that the investors receive free trading shares on the closing date. However, the underwriting risks and requirements are reduced by the direct private placement nature of the transaction. A recent example of a MiniSecondary(TM) Offering is SatCon Technology Corporation's $17.75 million transaction privately placed by DP Securities, Inc., a subsidiary of the Company.

Structured Equity Lines

         Recently, a new format of structured transactions has emerged - Structured Equity Lines. The Structured Equity Line is normally a 2-year commitment from an institution to purchase registered common stock from an issuer at a pre-determined discount to the market price at the time of the purchase. The investors in Structured Equity Lines pre-sell the issuer's common stock into the market (both short sales and regular sales) using a formula based on a percentage of daily trading volume and then fill the sales with the stock they purchase from the issuer. The SEC has determined that Structured Equity Lines are underwritten offerings and only NASD broker / dealers can provide Structured Equity Line financings. Recent examples of Structured Equity Line transactions include IGEN International, Inc.'s $60 million equity line, and Leap Wireless International, Inc.'s $250 million equity line. Investors in structured PIPE transactions are normally hedge funds or hedge oriented mutual funds and private equity groups.

Business Strategy
-----------------

         The Company's primary business strategy is to combine proprietary technology with high-end service to provide its middle market public companies and institutional investors with the best possible array of financial services and products. The Company extensively uses its PlacementTracker.com and DirectPlacement.com web sites to deliver information and to create online marketplaces for complex securities.

         The Company is currently focusing on expanding the scope of the financial services and products it offers through both organic growth and external acquisition opportunities. The Company's goal is to enter three major business lines that it believes will be complementary to its existing business

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and will enable it to provide greater products and services to its middle market clients. These major business lines are: (i) asset management, (ii) institutional research and trading, and (iii) high net worth and corporate client retail services (which includes 401(k) plan management, stock option exercise programs, restricted securities).

         In general, the Company has found that its middle market client base is severely under-served in these areas and the Company believes that it can bring the same level of technical expertise and professional management and implementation to these new business lines as it has already brought to the PIPE market.

Competition
-----------

         The financial services industry is characterized by intense competition. We face competition in all aspects of our business and compete directly with, among others, online and traditional investment banks of all sizes and online financial data providers. Most of our competitors have longer operating histories, have significantly greater financial, personnel, marketing, research and other resources, have greater operating efficiencies, and have established reputations relating to product offerings and customer service. In addition, many of our competitors offer a wider range of services and financial products than we do. Over the past several years, the securities industry has become increasingly competitive. Numerous securities firms have either ceased operations or have been acquired by other firms and certain corporations with substantial financial resources, expertise and access to capital markets have entered the securities industry by acquiring leading securities firms.

         In addition, financial institutions, including insurance companies and commercial banks and savings and loan associations, offer customers some of the services and products currently provided by securities firms and numerous commercial banks and/or their affiliates have entered into various additional business activities, such as underwriting equity and debt securities. Recently some of those same firms have begun to enter the PIPE market in a more targeted way. Our ability to maintain our competitive advantage in the financial services industry is centered on:

         (i) our ability to create innovative financial products that are readily marketable to our middle market institutional client base,

         (ii) our focus on a defined, yet very extensive, market niche, and

         (iii) our ability to provide "big firm" knowledge and service to middle market companies and institutional investors.

         As for competitors for our PlacementTracker.com financial data web site, only Equiplace.com and PrivateRaise.com, provide PIPE market related content. However, most PIPE market participants are able to collect and aggregate market related data from freely available public company filings and news stories. Our ability to maintain our competitive advantage is centered on:
(i) our expertise

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in collecting and aggregating complex PIPE market data into an easy-to-understand format, and (ii) our proprietary online data presentation tools that enable our users to quickly aggregate, research, and evaluate complex data from thousands of transaction records.

         Nevertheless, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share. We can provide no assurance that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

Government Regulation
---------------------

         Regulation of the Securities Industry and Broker-Dealers.

         Our investment banking business is subject to extensive regulation applicable to the securities industry in the United States and elsewhere. As a matter of public policy, regulatory bodies in the United States and rest of the world are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. In the U.S., the Securities and Exchange Commission ("SEC") is the federal agency responsible for the administration of the federal securities laws. In general, broker-dealers are required to register with the SEC under the Securities Exchange Act of 1934, as amended (Exchange Act). Under the Exchange Act, every registered broker-dealer that does business with the public is required to be a member of and is subject to the rules of the NASD. The NASD administers qualification testing for all securities principals and registered representatives for its own account and on behalf of the state securities authorities. DP Securities, Inc., a wholly-owned subsidiary of DirectPlacement, Inc., is a broker-dealer registered with the SEC and a member of the NASD.

         The SEC, self-regulatory organizations such as the NASD, and state securities commissions may conduct administrative proceedings which can result in censure, fine, the issuance of cease-and-desist orders, or the suspension or expulsion of a broker-dealer, its officers, or its employees. The SEC and self-regulatory organization rules cover many aspects of a broker-dealer's business, including capital structure and withdrawals, sales methods, trade practices among broker-dealers, use, and safekeeping of customers' funds and securities, record-keeping, the financing of customers' purchases, broker-dealer and employee registration, and the conduct of directors, officers, and employees. Additional legislation, changes in rules promulgated by the Commission and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker-dealers.

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         Effect of Net Capital Requirements.

         As a registered broker-dealer and member of the NASD, DP Securities, Inc. is subject to the Uniform Net Capital Rule under the Exchange Act. The Uniform Net Capital Rule, which specifies minimum net capital requirements for registered brokers-dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. In general, net capital is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and certain discretionary liabilities, and less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments (called haircuts), which reflect the possibility of a decline in the market value of an asset prior to disposition.

         Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require the firm's liquidation. The Uniform Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness and the making of any unsecured advance or loan to a shareholder, employee or affiliate, if the payment would reduce the firm's net capital below a certain level. If a broker-dealer engages in underwriting, their net capital requirements will significantly increase. The SEC and the NASD impose rules that require notification when net capital falls below certain predefined criteria, dictate the ratio of debt to equity in the regulatory capital composition of a broker-dealer, and constrain the ability of a broker-dealer to expand its business under certain circumstances.

         The Uniform Net Capital Rule and NASD rules require prior notice to the SEC and the NASD for certain withdrawals of capital and also provide that the SEC may restrict for up to 20 business days any withdrawal of equity capital, or unsecured loans or advances to shareholders, employees or affiliates if the capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital and the SEC concludes that the capital withdrawal may be detrimental to the financial integrity of the broker-dealer.

         In addition, the Uniform Net Capital Rule provides that the total outstanding principal amount of a broker-dealer's indebtedness under certain subordination agreements, the proceeds of which are included in its net capital, may not exceed 70% of the sum of the outstanding principal amount of all subordinated indebtedness included in net capital, par or stated value of capital stock, paid in capital in excess of par, retained earnings and other capital accounts for a period in excess of 90 days. A change in the Uniform Net Capital Rule, the imposition of new rules or any unusually large charge against net capital could limit those parts of our operations that require the intensive use of capital and also could restrict our ability to pay dividends, repay debt and repurchase shares of our outstanding stock.

         As of June 30, 2001, the minimum amount of net capital required to be maintained by DP Securities, Inc. was $5,000.

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Application of Laws and Rules to Internet Business and Other Online Services.
-----------------------------------------------------------------------------

         Due to the increasing popularity and use of the Internet and other online services, various regulatory authorities are considering laws and/or regulations with respect to the Internet or other online services covering issues such as user privacy, pricing, content copyrights, and quality of services. In addition, the growth and development of the market for online commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. When the Securities Act of 1933, as amended (Securities Act), which governs the offer and sale of securities, and the Exchange Act, which governs, among other things, the operation of the securities markets and broker-dealers, were enacted, such acts did not contemplate the conduct of a securities business through the Internet and other online services. The recent increase in the number of complaints by online traders could lead to more stringent regulations of online trading firms and their practices by the SEC, NASD and other regulatory agencies. Although the SEC, in releases and no-action letters, has provided guidance on various issues related to the offer and sale of securities and the conduct of a securities business through the Internet, the application of the laws to the conduct of a securities business through the Internet continues to evolve. Furthermore, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes and personal privacy is uncertain and may take years to resolve. Uncertainty regarding these issues may adversely affect the viability and profitability of our business.

         As our services, through our subsidiaries, are available over the Internet in multiple jurisdictions, and as we, through our subsidiaries, have numerous clients residing in these jurisdictions, these jurisdictions may claim that our subsidiaries are required to qualify to do business as a foreign corporation in each such jurisdiction. Our broker-dealer subsidiary and our non-broker dealer subsidiaries are qualified to do business as a foreign corporation in only a few jurisdictions; failure to qualify as an out-of-state or foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify.

Intellectual Property
---------------------

         In June 1999, we filed trademark applications with the United States Patent and Trademark Office ("USPTO") under International Classes 35, 36 and 42 for DirectPlacement(TM) and DirectPlacement.com(TM). In July 2000, we filed trademark applications with USPTO under International Class 36 for PlacementTracker.com(TM) and in May 2001 we filed a trademark applications with USPTO under International Class 35 for the MiniSecondary(TM) trademark. In addition, in March 2000 we filed two patent applications with the USPTO with respect to our internally developed online auction, offering, and complex bidding systems.

         There can be no assurance, however, that the Company will be able to effectively obtain rights to the trademarks or inventions covered by its trademark and patent applications. Moreover, no assurance can be given that others will not assert rights in, or ownership of, in the intellectual property rights of the Company or that the Company will be able to successfully resolve such conflicts. The failure of the Company to protect such rights from unlawful

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and improper appropriation may have a material adverse effect on the Company's business and financial condition.

Employees
---------

         As of August 20, 2001, our company and our subsidiaries employed seventeen persons, all but two of which were full-time employees, including three members of senior management, five investment bankers, four financial data analysts, two web developers, three persons engaged in accounting, compliance, marketing, and clerical and administration.

         None of our personnel are covered by a collective bargaining agreement. We consider our relationships with our employees to be good. Any future increase in the number of employees will depend upon growth of our business.

         Seven of our employees are NASD registered representatives. Our NASD registered representatives are required to take examinations administered by the NASD and state authorities in order to be qualified to transact business, and are required to enter into agreements with us obligating them, among other things, to adhere to industry rules and regulations, our supervisory procedures and not to solicit customers in the event of termination of employment.

Historical Activities of PPI
----------------------------

         PPI was incorporated on October 28, 1983, under the name Destiny Express, Incorporated ("Destiny"), in the State of Utah. Destiny underwent a name change in November 1985 to Psychological Health Care, Inc. ("PHCI"). PHCI was in the business of contracting for and providing psychological services and counseling to employees of corporations and in presenting seminars and training sessions on numerous subjects. PHCI discontinued all operations effective September 30, 1987.

         On March 13, 1989, PHCI acquired the 1,000,000 issued and outstanding shares of common stock of Pain Prevention, Inc., an Illinois corporation, in a reverse merger transaction in exchange for 37,031,250 shares of the PHCI's common stock. Pain Prevention, Inc. (Illinois), had been in the business of developing and marketing certain dental products. The Board of Directors and stockholders of PPI also approved the change of the PHCI's name to Pain Prevention, Inc., and an increase in the authorized shares from 50,000,000 to 200,000,000 shares of common stock, par value $0.001 par value. By the end of 1989, Pain Prevention, Inc. (Illinois) discontinued all operations. Neither Pain Prevention, Inc. (Illinois) nor PPI has had any subsequent business operations. In November, 1997, Pain Prevention, Inc. (Illinois), changed its name to PPI Capital Corp., and its state of domicile from Illinois to Utah. In May 1998, Gregory Jess Halpern sold 12,980,831 shares of PPI's common stock, which amount represented approximately 75.47% of the total 17,198,707 issued and outstanding shares, to Mark Scharmann for $40,000. In connection with the sale of controlling interest, Mr. Halpern resigned as an officer and director, and Karen Stefanczyik and Earl Kohn resigned as directors. Mark Sharmann was appointed President and Director, Dave Knudson was appointed Vice-President and Director, and Dan Price was appointed Secretary and Director.

         The PPI Board proposed a recapitalization that provided a 1-for-10 reverse split of the issued and outstanding shares, and a name change to "PPI Capital Group, Inc." The reorganization was proposed to reduce the number of outstanding shares in order to make PPI more attractive as a potential merger or acquisition candidate. The name change was implemented to make PPI's name more generic and less representative of its former business operations. The proposals were approved in a special shareholders meeting on June 1, 1998. PPI Capital Group, Inc. has no affiliation with PPI Capital Corp. Since discontinuing operations PPI was a "shell" company and its business purpose was to locate and consummate a merger or acquisition with a private entity.

         In addition to other information in this Current Report on Form 8-K, the following important factors should be carefully considered in evaluating the Company and its business because such factors currently have a significant impact on the Company's business, prospects, financial condition and results of operations.

We Have A Limited Operating History. As A Result, You May Have Difficulty Evaluating Our Business And Prospects.

         We have a limited operating history. We began our development activities in March 1999, and only commenced our financial data services in December 1999 and our investment banking services in September 2000. Our business and prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stages of development. These risks are particularly severe among companies in new and rapidly evolving markets such as online business development services and those in regulated industries such as the securities industry. It may be difficult or impossible to accurately forecast our operating results and evaluate our business and prospects based on our historical results.

We Have a History Of Net Losses and Our Accountant's Have Issued A Report with A Going Concern Opinion.

         DPI was formed in 1999 for the purpose of developing a technology oriented financial services firm that is focused on serving middle market public companies and institutional investors. Since DPI commenced its business operations in 2000, we have a very limited operating history. For the six months ended June 30, 2001 and the year ended December 31, 2000, DPI had net losses of $625,997 and $1,043,277, respectively. As of June 30, 2001, DPI's accumulated deficit totaled $1,946,280. Like any relatively new business enterprise operating in a specialized and intensely competitive market, DPI is subject to many business risks. There can be no assurance that DPI will successfully implement its business plan in a timely or effective manner. The report of DPI's independent auditors with respect to DPI's financial statements for the year ended December 31, 2000, contains an explanatory paragraph to the effect that these conditions raise substantial doubt about DPI's ability to continue as a going concern. There can be no assurance that the Company will not continue to incur net losses in the future or that it will be able to operate profitably.

We Will Need To Raise Additional Funds. These Funds May Not Be Available When We Need Them.

         Based on our current growth and acquisition plans, we believe that our cash on hand and cash generated from our operations will be sufficient to fund our operations for at least the next 12 months. After this time, we will need to raise additional funds to operate the business, support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies, or respond to unanticipated events. There can be no assurances that additional financing will be available when needed on favorable terms, or at all. If these funds are not available when we need them, we may need to change our business strategy or reduce our operations or investment activities. In addition, any issuance of additional equity securities will dilute the ownership interest of our existing stockholders and the issuance of additional debt securities may increase the perceived risk of investing in us.

There Are Risks Associated With Our Planned Expansion And Acquisitions.

         In connection with our expansion, including certain of the currently contemplated acquisitions, there are certain additional risks we have undertaken and will undertake in the future, many of which are not risks presently associated with our core business and operations. For example, our management will be presented with new challenges and risks associated with the development, integration and implementation of the new products and services. We believe that our management team and the management teams of any companies that we may acquire will be adequate to manage and supervise any new business line, however, we cannot be sure that management will be able to address all of the new risks associated with these business or that the policies and procedures we will implement will be sufficient.

The Competition We Face From Both Established And Recently Formed Firms May Adversely Affect Our Revenue And Profitability. We Also Face Competition From Firms That Are Not Currently In Our Market But Could Quickly And Easily Enter Our Market.

         We encounter intense competition in all aspects of our business, and we expect this competition to increase. For example, we face competition from financial services of all sizes which are now trying to aggressively enter the PIPE market. We have experienced intense price competition in all areas of our business. We believe that we may experience pricing pressures in these areas in the future as some of our competitors seek to obtain market share by reducing prices. In addition, companies that have not traditionally provided investment banking services, including commercial banks and providers of online financial services, may elect to enter into our industry, particularly if we or our existing competitors are successful. This competition could reduce the demand for our services and create pricing pressures. Established professional service and financial firms could leverage their existing and future relationships with startups, expertise, and established reputations to quickly enter our market, thereby reducing the demand for, or the prices of, our services.

         If we are unable to compete effectively with these competitors, the quality of the companies applying to us for assistance may be reduced. Many of our competitors have longer operating histories and significantly greater financial, technical, and marketing resources than us. In addition, many of these competitors offer a wider range of services and financial products than we do. Many current and potential competitors also have greater name recognition and more extensive customer bases that could be used to accelerate their competitive activity. Moreover, current and potential competitors have established and may establish future cooperative relationships among themselves and with third parties to enhance their products and services in this space. Consequently, new competitors or alliances may emerge and rapidly acquire significant market share. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not harm our business.

Variations In Our Quarterly Operating Results Caused By The Timing Of Our Client Companies' Financing Transactions And The Timing Of Our Events Could Cause Our Stock Price To Fluctuate. This Could Result In Substantial Losses To Investors.

         The timing of our revenue depends on a number of factors that are outside of our control. For example, we receive investment banking success fees only when our client companies close their transactions, the timing of which is largely outside our control. To the extent that a particular transaction is delayed into a subsequent quarter, our cash revenue from that client will also be deferred into a subsequent quarter, which could cause us to fail to meet the quarterly expectations of stock market analysts or investors.

Periods Of Declining Securities Prices, Inactivity, Or Uncertainty In The Public Or Private Equity Markets May Adversely Affect Our Success And Consulting Fee Revenue Due To A Decline In Investment Activity.

         Our investment banking success fee revenue is likely to be lower during periods of declining securities prices. To the extent potential investors incur losses on their other securities, they may be less able or willing to invest in new PIPE offerings. The public markets have historically experienced significant volatility not only in the number and size of initial financing transactions, but also in the secondary market trading volume and prices of newly issued securities. For example, the securities markets for Internet companies have recently experienced significant activity and volatility, generally resulting in declining prices. We believe activity in the private equity markets frequently reflects trends in the public markets. As a result, our revenue may be adversely affected during periods of declining prices or inactivity in the public markets to the extent that our client companies or our prospective client companies may be unable or unwilling to seek financing or general management consulting services.

         Broker-dealers are directly affected by national and international economic and political conditions, broad trends in business and finance, and substantial fluctuations in volume and price levels of securities transactions. Unfavorable financial or economic conditions would likely reduce the number and size of transactions in which we provide services. Because our success fees are based on a percentage of the total value of a transaction, our revenue is directly related to the number and size of the transactions in which we participate and would therefore be adversely affected by a sustained market downturn.

Our Directors And Executive Officers Control Approximately 34.6% Of Our Common Stock And May Have Interests Differing From Those Of Other Stockholders.

         At August 24, 2001, our directors and executive officers beneficially own approximately 34.6% of our outstanding common stock. These directors and executive officers, if acting together, would be able significantly to influence all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, including mergers, consolidations and the sale of substantially all of our assets. This control could have the effect of delaying or preventing a third party from acquiring or merging with us, which could hinder your ability to receive a premium for your shares.

Our Brand May Not Achieve The Broad Recognition Necessary To Succeed.

         We believe that broader recognition and positive perception of the DirectPlacement and PlacementTracker brands are essential to our future success. Accordingly, we intend to continue to pursue an aggressive brand enhancement strategy, which will include multimedia advertising, promotional programs and public relations activities. These initiatives will require significant expenditures. If our brand enhancement strategy is unsuccessful, these expenses may never be recovered and we may be unable to increase future revenues. These expenditures may not result in sufficient increases in revenues to offset these expenditures.

If We Do Not Continue To Develop And Enhance Our Services In A Timely Manner, Our Business May Be Harmed.

         Our future success will depend on our ability to develop and enhance our products and services. We operate in a very competitive industry in which the ability to develop and deliver advanced services through the Internet and other channels is a key competitive factor. There are significant risks in the development of new or enhanced services, including the risks that we will be unable to:

         - effectively use new technologies;

         - adapt our services to emerging industry or regulatory standards; or

         - market new or enhanced services.

         If we are unable to develop and introduce new or enhanced products and services quickly enough to respond to market or customer requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, our business could be seriously harmed.

Internet And Internal Computer System Failures Or Compromises Of Our Systems Or Security Could Damage Our Reputation And Harm Our Business.

         Although a significant portion of our business is conducted using traditional methods of contact and communications such as face-to-face meetings, a portion of our business is conducted through the Internet. We could experience future system failures and degradations. We cannot assure you that we will be able to prevent an extended systems failure if any of the following events occurs:

         - human error;

         - subsystem, component, or software failure;

         - a power or telecommunications failure;

         - an earthquake, fire, or other natural disaster;

         - hacker attacks or other intentional acts of vandalism; or

         - an act of God or war.

         Any such systems failure that interrupts our operations could seriously harm our business. We currently have limited off-site data storage and disaster recovery systems.

         The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. Our future success will depend upon the development and maintenance of the Internet's infrastructure to cope with this increased traffic. This will require a reliable network backbone with the necessary speed, data capacity, and security, and the timely development of complementary products, such as high-speed modems, for providing reliable Internet access and services.

         The secure transmission of confidential information over public networks is a critical element of our operations. We rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. To the best of our knowledge, to date, we have not experienced any security breaches in the transmission of confidential information. Moreover, we continually evaluate advanced encryption technology to ensure the continued integrity of our systems. However, we cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technology or other algorithms used by us and our vendors to protect client transaction and other data. Any compromise of our systems or security could harm our business.

There Are Risks Associated With Our Stock Trading On The NASD OTC Bulletin Board Rather Than A National Exchange.

         There are significant consequences associated with our stock trading on the NASD OTC Bulletin Board rather than a national exchange. The effects of not being able to list our securities on a national exchange include:

         - Limited release of the market prices of our securities;

         - Limited news coverage of us;

         - Limited interest by investors in our securities;

         - Volatility of our stock price due to low trading volume;

         - Increased difficulty in selling our securities in certain states due to "blue sky" restrictions; and

         - Limited ability to issue additional securities or to secure additional financing.

We Depend On A Limited Number Of Key Personnel Who Would Be Difficult To
Replace.

         Our success depends significantly on the continued services of our senior management, especially Brian M. Overstreet, our company's Chief Executive Officer and President. Losing Brian Overstreet or any of our company's and our subsidiaries' other key executives, including Robert Kyle, our company's General Counsel and Secretary, could seriously harm our business. We cannot assure you that we will be able to retain our key executives or that we would be able to replace any of our key executives if we were to lose their services for any reason. Competition for these executives is intense. Many of our key executives have been employed by us since inception. If we had to replace any of these key executives, we would not be able to replace the significant amount of knowledge that these key executives have about our operations. We do not maintain "key man" insurance policies on any of our executives.

Our Growth Will Be Limited If We Are Unable To Attract And Retain Qualified Personnel.

         Our future success depends in significant part on our ability to retain our key technical staff, business development managers, and management and marketing personnel. In addition, we must continue to attract and retain qualified professionals to perform services for our existing and future clients.

         Competition for highly qualified technical, business development, and management and marketing personnel is intense. We have in the past experienced difficulty in attracting new personnel. We may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we currently expect. We cannot assure you that we will succeed in attracting and retaining the personnel we need to grow.

If We Cannot Adequately Protect Our Intellectual Property, Our Competitiveness May Be Harmed.

         Our success and ability to compete depend to a significant degree on our intellectual property. We rely on copyright and trademark law, as well as confidentiality arrangements, to protect our intellectual property. Our company has applied for federal registration with the United States Patent and Trademark Office ("USPTO") of the following marks: DirectPlacement.com, DirectPlacement, PlacementTracker, and MiniSecondary. In addition, our company has filed two patent applications with the USPTO governing the use of our internally developed online auction, offering, and complex bidding systems. The patent applications were filed March 31, 2000, however, the concepts and technologies we use may not be patentable. Our competitors or others may adopt product or service names similar to our trademarks thereby impeding our ability to build brand identity and possibly leading to client confusion. Our inability to adequately protect the names DirectPlacement and PlacementTracker would seriously harm our business. Policing unauthorized use of our intellectual property is made especially difficult by the global nature of the Internet and difficulty in controlling the ultimate destination or security of software or other data transmitted on it. The laws of other countries may afford us little or no effective protection for our intellectual property. We cannot assure you that the steps we take will prevent misappropriation of our intellectual property or that agreements entered into for that purpose will be enforceable. In addition, litigation may be necessary in the future to:

         - enforce our intellectual property rights;

         - determine the validity and scope of the proprietary rights of others; or

         - defend against claims of infringement or invalidity.

         Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could seriously harm our business.

The Market For Online Business Development Services Is New And Unproven. If The Market For These Services Fails To Grow, Our Business Will Suffer.

         The market for online business development services is at an early stage of development and is rapidly evolving. Consequently, demand and market acceptance for these recently introduced services are subject to a high level of uncertainty. If our online and our traditional investment banking services are not accepted by prospective clients, our business will be seriously harmed.

Governmental Regulation Of The Internet May Negatively Affect Our Business And Reduce Demand For Our Services.

         Laws directly applicable to communications or commerce over the Internet are becoming more prevalent. The manner in which new and existing laws will be applied to the Internet, however, remains largely unsettled. It may take years to determine whether and to what extent existing laws will apply to Internet transactions. The uncertainty relating to how these laws will be applied may increase our cost of doing business and increase the risk associated with doing business.

We, Through Our Broker-Dealer Subsidiaries, Are Subject To Regulation By The SEC State Regulators, And The NASD.

         The securities industry in the United States is subject to regulation under both federal and state laws. The SEC, the NASD, other self-regulatory organizations and state securities commissions can censure, fine, issue cease-and-desist orders, or suspend or expel a broker-dealer or any of its officers or employees. If any of these events occur to our broker-dealer subsidiaries, our business and reputation could be seriously harmed.

Broker-dealers are subject to regulations covering many aspects of the securities business, including:

         - sales methods;

         - trade practices among broker-dealers;

         - use and safekeeping of customers' funds and securities;

         - capital structure;

         - record keeping;

         - conduct of directors, officers, and employees; and

         - supervision of employees, particularly those in branch offices.

         Our mode of operation and profitability may be directly affected by:

         - additional legislation;

         - net capital requirements;

         - changes in rules promulgated by the SEC, state regulators, the NASD, and other self-regulatory organizations; and

         - changes in the interpretation or enforcement of existing laws and rules.

         Our ability to comply with applicable laws and rules will depend on our establishment and maintenance of an effective compliance system, as well as our ability to attract and retain qualified compliance personnel. The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the securities markets, rather than protection of creditors and stockholders of broker-dealers. If we are unable to comply with applicable laws and rules, our business could be seriously harmed.

We May Be Liable For Information Retrieved From Our Website.

         Users of our website may access content on our website and they may download content and subsequently transmit this content to others over the Internet or other means. This could result in claims against us based on a variety of theories, including defamation, obscenity, negligence, copyright, trademark infringement, or the wrongful actions of third parties. Other actions may be brought based on the nature, publication, and distribution of our content or based on errors or false or misleading information provided on our website. Claims have been brought against online services in the past, sometimes successfully, based on the content of material contained on their websites.

         We are not aware of any such claims threatened against us. However, claims brought by users of our website could be material. Even if these claims do not result in liability, we could incur significant costs in investigating and defending against these claims. The imposition of potential liability for information carried on or disseminated through our systems could require us to implement measures to reduce our exposure to liability. Those measures may require the expenditure of substantial resources and limit the attractiveness of our services. Additionally, we have limited insurance coverage, which may not cover all such claims to which we are exposed.

Substantial Dilution May Occur From The Exercise of Outstanding Options and Warrants.

         As of August 20, 2001, the Company had outstanding (i) options to purchase an aggregate of approximately 1,462,813 shares of Common Stock at exercise prices ranging from $.80 to $1.20 and (ii) 346,406 warrants outstanding exercisable for shares of Common Stock of exercise prices ranging from $.80 to $1.20. In addition, the Company has issued 18,281,250 Performance Warrants each of which is exercisable at $.001 per share, upon the satisfaction of certain performance targets. See "Description of Securities." Holders of such options and warrants are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by the options and warrants. Further, while its options and warrants are outstanding, they may adversely affect the terms on which the Company could obtain additional capital.

There is No Assurance That An Active Public Trading Market Will Develop.

         There has been an extremely limited public trading market for the Company's Common Stock. There can be no assurances that a public trading market for the Common Stock will develop or that a public trading market, if developed, will be sustained. If for any reason a public trading market does not develop, purchasers of the shares of Common Stock may have difficulty in selling their securities should they desire to do so.

"Penny Stock" Regulations May Impose Certain Restrictions On The Marketability of Our Securities.

         The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share, subject to certain exceptions. The Company's Common Stock is presently subject to these regulations which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may negatively affect the ability of purchasers of the Company's shares of Common Stock to sell such securities.

Our Properties
--------------

         Our corporate headquarters and only office is located at 3655 Nobel Drive, Suite 540, San Diego, CA, 92122, where we lease approximately 4,400 square feet of office space at a rental of $135,007 per annum, under a lease which expires in June 2004. We consider the facilities of our company and our subsidiaries to be reasonably insured and adequate for the foreseeable needs of our company and our subsidiaries.

Legal Proceedings
-----------------

         There are no material legal proceedings pending or, to the Company's knowledge, threatened against the Company.

Management

Certain information concerning the directors and executive officers of the Company is set forth below:

Name                                Age              Position(s) with the Company
----                                ---              ----------------------------

Brian M. Overstreet                 29               Chief Executive Officer, President and Director

Robert F. Kyle                      28               Vice President, Secretary, General Counsel and
                                                     Director

Matthew Kliber                      29               Director, Mergers & Acquisitions Group

David Knudson                       41               Director

Dan O. Price                        47               Director

         Brian M. Overstreet has been the President, Chief Executive Officer and a Director of the Company since June 11, 2001. In May 1999, Mr. Overstreet co-founded DPI. Previously, Mr. Overstreet was the Managing Director and founder of Midori Corporation and co-founder and Vice President of its subsidiary Midori Capital Corporation. Mr. Overstreet founded Midori Corporation in 1995 as a service provider to investors and public companies engaging in PIPE transactions. In 1997, Mr. Overstreet co-founded Midori Capital Corporation, an NASD broker/dealer specializing in the structuring and placement of private placement transactions and founded Midori Corporation's European sister-company, Midori (Suisse) Sarl in Geneva, Switzerland to market the PIPE transactions being generated by the U.S. based Midori companies.

         Robert F. Kyle has been Vice President, Secretary, General Counsel and a Director since June 11, 2001. In May 1999, Mr. Kyle co-founded DPI. Prior to that, Mr. Kyle was the General Counsel for Midori Corporation and co-founder and President of its subsidiary Midori Capital Corporation, an NASD broker/dealer specializing in the structuring and placement of PIPE transactions. Mr. Kyle is responsible for the day-to-day compliance and regulatory management of DP Securities, Inc., as well as managing and servicing PIPE transactions initiated to the DirectPlacement.com site.

         Matthew Kliber has been a Director of DPI's Merger and Acquisitions Group since April 2001. From April 2000 to March 2001, Mr. Kliber was VP of Business Development at Sportsitio.com, Inc, a network of online sports properties targeting the Latin American sports market. Previously, Mr. Kliber was the VP of Business Development at Virtgame.com, an application service provider offering enterprise solutions to the gaming and lottery industries, from August 1999 to April 2000. From December 1995 to August 1999, Mr. Kliber was a Portfolio Manager and Investment Advisor in the Private Client Groups of Salomon Smith Barney and PaineWebber, Inc.

         David Knudson has been a Director of the Company since May 1998. From May 1998 to June 2001, Mr. Knudson served as Vice President of the Company. From September 1994 to June 1996, Mr. Knudson was an adjunct professor of Computer Information Systems at Weber State University, Ogden, Utah. Since 1985, Mr. Knudson has been the principal of Twelve O Eight, a business and computer consulting company, located in Layton, Utah.

         Dan O. Price, Director. Mr. Price has been a Director of the Company since May 1998. From May 1998 to June 2001, Mr. Price served as
Secretary/Treasurer of the Company. Since February 1993, Mr. Price has served as vice president for corporate development of Troika Capital, Inc., Ogden, Utah, a financial consulting company. Since October 1998, Mr. Price has also been working as an evaluator at Learning Technics of Kirkland, Washington.

Compliance With Section 16(a) Of The Exchange Act
-------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the year ended October 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

Executive Compensation
----------------------

         For the fiscal year ended December 2000, Brian Overstreet received from DPI an annual base salary of $101,033 and a bonus equal to $5,400. No other officer or director of DPI or PPI received compensation in excess of $100,000 during the five fiscal years through December 31, 2000.

2001 Stock Plan
---------------

         As of May 15, 2001, the Board of Directors of the Company adopted the 2001 Stock Plan (the "2001 Plan"), subject to the approval of the stockholders of the Company. As of August 20, 2001, options to purchase 1,462,813 shares of Common Stock have been granted pursuant to the 2001 Plan. The purpose of the 2001 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Common Stock, in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company by encouraging stock ownership in the Company.

Other Options
-------------

         Brian Overstreet, the President, Chief Executive Officer and Director of PPI and co-founder of DPI, is the Managing Director and sole signatory of Midori USA Corporation ("Midori"). In connection with the private placements by DPI of its securities in March 2000 and June 2001, Midori agreed to pay certain finders commissions for introducing DPI to certain investors. The commissions were paid through the issuance by Midori of options to purchase DPI shares of common stock owned by Midori. As a result of the Merger and Share Exchange, such options were converted into the right to purchase shares of PPI common stock and Performance Warrants owned by Midori. As of August 20, 2001, Midori issued options to purchase an aggregate of (i) 419,783 shares of PPI common stock and
(ii) 1,259,350 Performance Warrants (See "Description of Registrant's Securities") owned by it to the following individuals and/or entities in the denominations set forth opposite such individuals and/or entity's name:

Name                              PPI Shares           Performance Warrants
----                              ----------           --------------------
Robert F. Kyle                     384,375                 1,153,125
Saphire Pure, Inc                   26,164                    78,494
Melimar, Inc.                        5,007                    15,021
David J. Harris Investment Trust     4,237                    12,710

         Each of the options to purchase shares of PPI common stock and Performance Warrants are exercisable for a period of five years at an exercise price of $1.00 per share or per Performance Warrant, as the case may be.

Employment Agreements
---------------------

         In May 1999, DPI entered into an at-will employment agreement with Brian Overstreet pursuant to which Mr. Overstreet agreed to serve as DPI's President and Chief Executive Officer. DPI agreed to pay Mr. Overstreet an annual base salary of $85,000. In addition to the base salary, Mr. Overstreet is eligible to receive an annual discretionary bonus which if paid, shall be determined in the sole discretion of the board of directors of DPI. Either DPI or Mr. Overstreet can terminate the employment agreement at-will at anytime with or without cause, reason or advance notice. The agreement provides that in the event of Mr. Overstreet's disability of 6 months or more, Mr. Overstreet's employment shall terminate. If Mr. Overstreet's employment is terminated due to disability or without cause, as defined in the employment agreement, DPI shall pay Mr. Overstreet his base salary through the date that he is terminated.

         As of July 2000, DPI and Mr. Overstreet amended his employment agreement to increase his annual base salary to $100,000. The amendment also provides that Mr. Overstreet is entitled to receive (i) a percentage of the aggregate cash fees paid to DPI for transactions in which Mr. Overstreet acts as lead investment banker (the "Overstreet Performance Cash Bonus") and (ii) a percentage of the aggregate warrant fees paid to DPI for transactions in which Mr. Overstreet acts as lead investment banker (the "Overstreet Performance Warrant Bonus"). The percentage of the aggregate cash fees and aggregate warrant fees paid for the Overstreet Performance Cash Bonus and Overstreet Performance Warrant Bonus will equal (i) 8% for the first $25,000,000 of gross proceeds raised in the a calendar year where Mr. Overstreet acts as lead investment banker, (ii) 10% for the next $25,000,000 of gross proceeds raised in a calendar year where Mr. Overstreet acts as lead investment banker and (iii) 12% for any transaction gross proceeds over $50,0000,000 in a calendar year.

         In March 2001, DPI and Mr. Overstreet amended his employment agreement to increase his annual base salary to $180,000 beginning May 1, 2001. In addition, the most recent amendment provides that Mr. Overstreet is entitled to a year-end bonus equal to the greater of (i) 2.5% of the total aggregate revenue generated by DPI and its subsidiaries during that calendar year or (ii) 5% of DPI's net income (before taxes) for that calendar year. DPI also agreed to pay Mr. Overstreet a bonus equal to 5% of the aggregate cash fees paid to DPI for transactions in which Mr. Overstreet does not act as lead investment, but acts as assistant to or advisor to the lead investment banker. Mr. Overstreet, however, will not receive any percentage of the aggregate warrant fees paid to DPI for transactions in which Mr. Overstreet acts as an assistant to or advisor to the lead investment banker. The most recent amendment also provides that at any time DPI completes a placement or sale of its common stock or securities convertible or exchangeable into its common stock, where the gross proceeds received by DPI exceeds $500,000, Mr. Overstreet will receive a bonus equal to 3% of the gross proceeds. Mr. Overstreet's employment agreement contains other customary provisions.

         In May 1999, DPI entered into an at-will employment agreement with Robert Kyle pursuant to which Mr. Kyle agreed to serve as DPI's Vice President and Chief Financial Officer. DPI agreed to pay Mr. Kyle an annual base salary of $85,000. In addition to the base salary, Mr. Kyle is eligible to receive an annual discretionary bonus which if paid, shall be determined in the sole discretion of the board of directors of DPI. Either DPI or Mr. Kyle can terminate the employment agreement at-will at anytime with or without cause, reason or advance notice. The agreement provides that in the event of Mr. Kyle's disability of 6 months or more, Mr. Kyle's employment shall terminate. If Mr. Kyle's employment is terminated due to disability or without cause, as defined in the employment agreement, DPI shall pay Mr. Kyle his base salary through the date that he is terminated. Mr. Kyle's employment agreement contains other customary provisions.

         As of July 2000, DPI and Mr. Kyle amended his employment agreement to increase his annual base salary to $100,000. The amendment also provides that Mr. Kyle is entitled to receive (i) a percentage of the aggregate cash fees paid to DPI for transactions in which Mr. Kyle acts as lead investment banker (the "Kyle Performance Cash Bonus") and (ii) a percentage of the aggregate warrant fees paid to DPI for transactions in which Mr. Kyle acts as lead investment banker (the "Kyle Performance Warrant Bonus"). The percentage of the aggregate cash fees and aggregate warrant fees paid for the Kyle Performance Cash Bonus and Kyle Performance Warrant Bonus will equal (i) 8% for the first $25,000,000 of gross proceeds raised in the a calendar year where Mr. Kyle acts as lead investment banker, (ii) 10% for the next $25,000,000 of gross proceeds raised in a calendar year where Mr. Kyle acts as lead investment banker and (iii) 12% for any transaction gross proceeds over $50,0000,000 in a calendar year. In March 2001, DPI and Mr. Kyle amended his employment agreement so that Mr. Kyle is entitled to a year-end bonus based on revenue generated by DPI's PlacementTracker.com data service. Mr. Kyle's employment agreement contains other customary provisions.

         In April 2001, DPI entered into an at-will employment agreement with Matthew Kliber pursuant to which Mr. Kliber agreed to serve as DPI's Director, Mergers and Acquisitions Group. DPI agreed to pay Mr. Kliber a monthly cash draw against future commissions, as defined in the employment agreement of $10,000.00 (the "Cash Draw"). Upon Mr. Kliber earning a commission payment, DPI will be reimbursed for any amounts paid to Mr. Kliber under the Cash Draw since the prior commission payment date or, in the case of the initial commission, any amount paid to Mr. Kliber from the Cash Draw since April 2, 2001 (the "Draw Reimbursement"). The amount of the commission payable to Mr. Kliber will be the result of the greater of two compensation models based upon revenues or the amount or any purchase price paid by DPI in connection with certain transactions. Upon determining the appropriate commission amount payable to Mr. Kliber, any amount payable to DPI pursuant to the Draw Reimbursement will be automatically deducted and Mr. Kliber will be paid the remaining amount (the "Net Commission"). At the sole option of Mr. Kliber, the Net Commission, or any part thereof, may be paid in shares of DPI's common stock. In the event that the Net Commission amount payable to Mr. Kliber exceeds $200,000 for any single transaction, DPI will retain the right to require Mr. Kliber to receive up to fifty percent (50%) of the Net Commission amount payable that is in excess of $200,000 in shares of DPI's common stock. Should Mr. Kliber elect to receive (or be required to receive) any part of the Net Commission in shares of DPI's common stock, the number of shares issuable to Mr. Kliber will be determined by multiplying the net commission payable in stock by 125% and dividing that by the average closing price for DPI's common stock during the thirty (30) consecutive trading days immediately preceding the issue date of the shares. Either DPI or Mr. Kliber can terminate the employment agreement at-will at anytime with or without cause, reason or advance notice. The agreement provides that in the event of Mr. Kliber's disability of 3 months or more, Mr. Kliber's employment shall terminate. If Mr. Kliber's employment is terminated due to disability, written resignation or without cause, as defined in the employment agreement, DPI shall pay Mr. Kliber his base salary through the date that employment is terminated plus any bonus compensation then earned and owing by DPI. Mr. Kliber's employment agreement contains other customary provisions.


Consulting Agreements
---------------------

         In January 2001, DPI entered into a six month consulting agreement with Howard White, pursuant to which Mr. White agreed to provide consulting services to DPI, including but not limited to: (i) assisting DPI to identify a long term strategic growth and acquisition plan; (ii) assisting DPI in identifying and developing computer and business models for a long term strategic growth and acquisition plan; (iii) conceiving new product lines for DPI; and (iv) introducing DPI to international clients and acquisition targets and visit targets at his expense. In consideration for his services, DPI agreed to pay Mr. White with an aggregate of 450,000 shares of DPI common stock.

         In February 2001, DPI entered into a six month consulting agreement with Barry Witz pursuant to which Mr. Witz agreed to provide legal consulting services to DPI, including but not limited, to: (i) reviewing DPI's current operations for compliance with the state and federal securities laws, rules and regulations and by-laws of National Association of Securities Dealers; (ii) analyzing growth scenarios for DPI for compliance with applicable laws, rules and regulation; and (iii) drafting and reviewing of legal documents. In consideration for his services, DPI agreed to compensate Mr. Witz with an aggregate of 250,000 shares of DPI common stock.

         In April 2001, DPI entered into advisory agreement with Kleega Corp., a company owned by Howard White, the stepfather of Brian Overstreet, the President, Chief Executive Officer and Director of PPI and co-founder of DPI. Pursuant to the advisory agreement, Kleega Corp. agreed to serve as management consultant and deal finder and technology consultant finder to DPI from May 1, 2001 to April 30, 2002. In addition, Mr. White surrendered 20,000 shares of DPI common stock as part of the consideration for DPI's agreement to enter into an advisory agreement with Kleega Corp. As compensation for Kleega Corp.'s services, DPI shall pay Kleega Corp: (i) an initial retainer of $25,000 to be paid on or before July 1, 2001; (ii) a monthly retainer of $15,000 during the term of the agreement; and (iii) a fee of 30% of the success fee including the cash and/or stock and/or options and/or warrants received by DPI as a result of a transaction through the introduction by Kleega Corp to DPI. The advisory agreement also provides that if within two years from the termination or cancellation of the advisory agreement, DPI consummates a transaction with any entity or entities introduced to DPI by Kleega Corp., Kleega Corp. shall be entitled to receive the fee of 30% of the success fee.

         In April 2001, DPI entered into an agreement with Stern & Co. pursuant to which Stern & Co. agreed to serve as investor and public relations counsel to DPI. Pursuant to the agreement, Stern & Co will, among other things: (i) advise DPI's management on public relations aspects of DPI's policies; (ii) develop for DPI's approval and implementation a program designed to achieve DPI communication objectives; (iii) carryout a media program to present DPI to the national media including orchestrating targeted media interviews between DPI and key editors and reporters of the national media and (iv) initiate an investor relations program designed to communicate effectively with the investment community. DPI agreed to pay Stern & Co. a monthly fee of $9,000 and reimbursements for any expenses incurred by Stern in connection with the performance of its duties, including but not limited to, research, photocopying, courier service and telephone charges and other disbursements. In addition to the monthly fee, Stern & Co. shall be entitled to receive a one time grant of 25,000 options at 115% of the opening market price of DPI's stock.

Security Ownership Of Certain Beneficial Owners And Management
--------------------------------------------------------------

         The following table sets forth information as of August 24, 2001 with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. See "Compensation of Directors and Executive Officers."

                                          Amount and
                                          Nature of                  Percentage
       Name and Address                   Beneficial                 (%) of
       of Beneficial Owner(1)             Ownership(2)               Class(2)
       ----------------------             ------------               --------

       Brian M. Overstreet(3)             3,459,375(4)                 29.0%

       Robert F. Kyle(5)                    768,750(6)                  6.2%

       Matt Kliber(7)                        31,250(8)                    *%

       David Knudson(9)                      5,174(10)                    *

       Dan O. Price(11)                           0                       *

       Midori USA Corporation(12)           768,750(13)                 6.4%

       First Atlantis Trading Corp.       1,128,375(14)                 9.5%

       Steven Rosenfeld                     869,757(15)                 7.7%

       Mark A. Scharmann                  1,367,200                    11.5%

       Directors and Officers
          as a Group (5 persons)          4,264,549                    34.6%

----------
*        indicates beneficial ownership of less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o PPI Capital Group, Inc., 5655 Nobel Drive, Suite 540, San Diego, California 92112.
(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K of the Securities Act of 1933 and Rule 13(d)-3 of the Securities Exchange Act, and based upon 11,925,481 shares of Common Stock outstanding.
(3) Mr. Overstreet is the President, Chief Executive Office and a director of the Company.
(4) Includes 768,750 shares of Common Stock held by Midori USA Corporation. Mr. Overstreet is the Managing Director and sole signatory of Midori USA Corporation.
(5) Mr. Kyle is the Vice President, Secretary, General Counsel and a director of the Company.
(6) Includes 384,375 shares of Common Stock issuable upon the exercise of options held by Mr. Kyle.
(7)      Mr. Kliber is the director of DPI's Mergers and Acquisitions Group.
(8) Includes 31,250 shares of Common Stock issuable upon the exercise of options held by Mr. Kliber.
(9)      Mr. Knudson is a director of the Company.

(10) Includes 160 shares of Common Stock held by Neutron Capital Investment, an account held by Mr. Knudson.
(11)     Mr. Price is a director of the Company.
(12) Mr. Overstreet is the Managing Director and sole signatory of Midori USA Corporation.
(13) As of August 20, 2001, Midori USA Corporation issued options to purchase an aggregate of 419,783 shares of PPI common stock. See "Other Options."
(14) First Atlantis Trading Corp. is owned by Lynn Tanner, the wife of Barry Witz, a consultant for the Company.
(15) Includes (i) 625,000 shares of Common Stock owned by SAR Direct, a company owned and controlled by Mr. Rosenfeld, (ii) 187,344 shares of Common Stock held by Saphire Pure, Inc., a company owned and controlled by Mr. Rosenfeld, (iii) 26,164 shares of Common Stock issuable upon the exercise of options owned by Saphire Pure, Inc., and (iv) 31,250 shares of Common Stock issuable upon the exercise of options held by Alexandra Koeppel, the wife of Mr. Rosenfeld.


Certain Relationships And Related Transactions
----------------------------------------------

         On May 14, 2001, in exchange for a loan to DPI in the aggregate principal amount of $50,000, DPI issued an unsecured promissory note payable to a company controlled by Brian Overstreet, the Company's President and Chief Executive Officer. As of June 30, 2001, the outstanding balance was $60,773. The note is due and payable on June 30, 2004 and bears interest at 12 percent per annum.

         On June 15, 2001, DPI loaned an employee $20,000. DPI received an unsecured note from such employee. As of June 30, 2001, the outstanding balance, including accrued interest was $20,100.

         On March 1, 2000, DPI purchased all of the common stock of Midori Capital Corporation, a licensed broker-dealer from Midori USA Corporation, a company controlled by Brian Overstreet, in exchange for the issuance of 300,000 shares of DPI common stock. See "Other Options."

         See "Consulting Agreements," for transactions with Messrs. White and Witz and Kleega Corp.

Description of Registrant's Securities
--------------------------------------

Common Stock

The Company is authorized to issue two hundred million (200,000,000) shares of Common Stock, par value $0.001 per share. As of August 20, 2001, there were 11,925,481 shares of Common Stock issued and outstanding.

The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Company's bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws. Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption, call or assessment, and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Effective May 15, 2001, PPI implemented a 1-for-10 reverse stock split, reducing its 15,020,000 issued and outstanding shares of Common Stock to 1,502,000 shares. In connection therewith, the NASD assigned the Company a new symbol, changing the Company's trading symbol on the OTC Bulletin Board from "PPIK" to "PPIM".

Performance Warrants

As a result of the private placement of PPI's units as of June 1, 2001 and the surrender of shares of Common Stock following the merger with DPI by certain officers and directors, PPI issued a total of 18,281,250 Performance Warrants.

The Performance Warrants are exercisable until May 31, 2011 at an exercise price of $.001 per share and vest based upon the satisfaction by the Company of certain performance targets. The first fifty percent (50%) of the shares issuable upon the exercise of the Performance Warrants (the "Warrant Shares") shall vest upon (i) the Company (or any subsidiary thereof) reporting cumulative total revenues commencing with the quarter ending June 30, 2001 (the "Initial Quarter") and thereafter during the Exercise Period ("Cumulative Total Revenues") of not less than $10 million, or (ii) the Company (or any subsidiary thereof) reporting cumulative EBITDA (earnings before the payment of interest and taxes and before any deduction for depreciation and amortization) commencing with the Initial Quarter and thereafter during the Exercise Period ("Cumulative EBITDA") of not less than $1 million; or (iii) the Company (or any subsidiary thereof) reporting cumulative Gross Placements (as hereinafter defined) commencing with the Initial Quarter and thereafter during the Exercise Period ("Gross Placements") of not less than $50 million. The remaining Warrant Shares shall vest upon (i) the Company (or any subsidiary thereof) reporting Cumulative Total Revenues commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $20 million, or (ii) the Company (or any subsidiary thereof) reporting Cumulative EBITDA commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $2 million; or (iii) the Company (or any subsidiary thereof) reporting Cumulative Gross Placements commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $100 million (collectively, the "Remaining Warrant Share Targets"). Satisfaction of 25% of either of the Remaining Warrant Share Targets accelerates the vesting with respect to 25% of the remaining Warrant Shares. "Gross Placements" means the gross proceeds received by third party issuers resulting from the sale or placement of its securities by the Company and/or its subsidiaries to investors without reduction, offset, or decrease for any costs or expenses incurred by such issuer and its subsidiaries in connection therewith.

Merger Warrants

         In connection with the Merger with DPI, PPI issued a total of 346,406 warrants (the "Merger Warrants") to the former warrant holders of DPI in exchange for the cancellation of such DPI warrants. The Merger Warrants are exercisable for a period of five (5) years from the date of grant and are exercisable at exercise prices ranging from $.80 to $1.20 per share.


Recent Sales of Unregistered Securities

DPI

         On March 31, 2000, DPI sold $1,525,000 of unsecured convertible promissory notes and 228,750 warrants to accredited investors. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The warrants are exercisable for a period of five (5) years form the date of grant at an exercise price of $1.00 per share. DPI issued an aggregate of 183,750 shares of DPI common stock to Melimar, Inc., Saphire Pure, Inc. and David J. Harris Investment Trust as a commission in connection with such transaction. In addition, Midori USA Corporation issued to such persons options to purchase an aggregate of 36,751 shares of common stock of DPI. The options have a five year term and are exercisable at $1.00 per share. See "Other Options."

         As of February 2001, DPI issued an aggregate of 800,000 shares of common stock to David Kagel, Barry Witz and Howard White pursuant to the terms of certain consulting agreements with the Company. The shares were issued pursuant to Rule 701 of the Securities Act. See "Consulting Agreements."

         As of June 8, 2001, DPI closed on the private placement of 612,500 shares of common stock and 91,875 common stock purchase warrants to accredited investors, in exchange for $122,500 which was paid in immediately available funds and a $540,000 subscription receivable of which $450,000 was received by DPI in August. In connection with the Merger, the 612,500 shares of common stock of DPI converted into 765,625 shares of common stock of PPI. Similarly, in connection with the Merger, the 91,875 common stock purchase warrants of DPI converted into 114,843 common stock purchase warrants of PPI. The securities were issued pursuant to Section 4(2) of the Securities Act. As a fee, DPI issued an aggregate of 76,563 shares of DPI common stock to Melimar, Inc., David J. Harris Investment Trust, Sapphire Pure, Inc. In addition, Midori USA issued options to purchase an aggregate of 76,563 shares of common stock of DPI to Melimar, Inc., David J. Harris Investment Trust, and Sapphire Pure, Inc. The options have a five year term and are exercisable at $1.00 per share. See "Other Options."

         As of June 8, 2001, in connection with the exercise of 37,500 common stock purchase warrants at an exercise price of $1.00 per share, DPI issued 37,500 shares of its common stock. The shares were issued pursuant to Section 4(2) of the Securities Act.

PPI

         As of June 1, 2001, PPI closed on the private placement of 2,250,000 units to accredited investors, each unit consisting of one (1) share of Common Stock and (3) Performance Warrants (as hereinafter defined), in exchange for the aggregate payment of $27,000 in immediately available funds. The units were issued pursuant to Section 4(2) of the Securities Act. No underwriting discounts or commissions were paid in connection with this private placement.


         On June 11, 2001, in connection with the merger with DPI, PPI issued
(i) to the stockholders of DPI an aggregate of 19,567,231 shares of Common Stock, of which 11,531,250 shares of Common Stock were surrendered by certain members of the company's management immediately following the consummation of the Merger in exchange for certain PPI performance warrants exercisable for 11,531,250 shares of Common Stock upon the satisfaction of certain performance targets, and (ii) 346,406 warrants and 1,462,813 options to the former warrant holders and option holders of the company, respectively, at exercise prices ranging from $.80 to $1.20 per share. The securities were issued pursuant to
Section 4(2) of the Securities Act.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (a) Financial Statements

                                                       DirectPlacement.com, Inc.
                                                   (a development stage company)







                                                            Financial Statements
                                    For the Period from Inception (May 25, 1999)
                                                            to December 31, 1999

                                                       DirectPlacement.com, Inc.
                                                   (a development stage company)

                                                                        Contents

================================================================================




         Independent Auditors' Report                                         3


         Financial Statements

                  Statement of Operations                                     4

                  Statement of Stockholders' Equity                           5

                  Statement of Cash Flows                                     6

                  Notes to Financial Statements                            7-13

Independent Auditors' Report



To the Stockholders of
DirectPlacement.com, Inc.
(a development stage company)

We have audited the accompanying statements of operations, stockholders' equity, and cash flows of DirectPlacement.com, Inc. (a development stage company) for the period from inception (May 25, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statements of operations, stockholders' equity, and cash flows provides a reasonable basis for our opinion.

In our opinion, the statements of operations, stockholders' equity, and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of DirectPlacement.com, Inc. (a development stage company) for the period from inception (May 25, 1999) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying statements of operations, stockholders' equity, and cash flows have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company is dependent upon the raising of additional equity to provide the working capital necessary to emerge from the development stage. This condition raises substantial doubt about its ability to continue as a going concern. Management's plan regarding this matter is also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ NATION SMITH HERMES DIAMOND
------------------------------------
Nation Smith Hermes Diamond

July 6, 2001

                                                       DirectPlacement.com, Inc.
                                                   (a development stage company)

                                                         Statement of Operations

================================================================================

 For the Period from Inception (May 25, 1999) to December 31, 1999
--------------------------------------------------------------------------------

 Start-up costs                                                     $   276,256
--------------------------------------------------------------------------------

 Loss Before Income Taxes                                              (276,256)

 Income tax provision (Notes 1 and 5)                                       800
--------------------------------------------------------------------------------

 Net Loss                                                           $  (277,056)

================================================================================

        The accompanying notes are an integral part of this financial statement.


                                                                                                      DirectPlacement.com, Inc.
                                                                                                  (a development stage company)

                                                                                              Statement of Stockholders' Equity

===============================================================================================================================

                                                                   Common Stock        Additional
                                                             -----------------------     Paid-in     Accumulated
                                                                Shares      Amount       Capital       Deficit        Total
-------------------------------------------------------------------------------------------------------------------------------
     Common stock issued for intellectual capital (Note 7)    9,840,000   $      984   $     (984)   $       --    $       --
     Common stock issued for cash (Note 7)                      253,334           25       50,975                      51,000
     Common stock issued for amounts paid on the
       Company's behalf (Note 7)                              1,641,283          164      592,265                     592,429
     Loss for the period from inception (May 25, 1999) to
       December 31, 1999                                             --           --           --      (277,056)     (277,056)
-------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1999                                 11,734,617   $    1,173   $  642,256    $ (277,056)   $  366,373

===============================================================================================================================

                                                       The accompanying notes are an integral part of this financial statement.

                                                       DirectPlacement.com, Inc.
                                                   (a development stage company)

                                                         Statement of Cash Flows

================================================================================

 For the Period from Inception (May 25, 1999) to December 31, 1999
--------------------------------------------------------------------------------

 Cash Flows From Operating Activities
     Net loss                                                        $ (277,056)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
       Common stock issued for expenses paid on the
         Company's behalf                                               230,315
       Depreciation and amortization                                     36,028
       Change in operating assets and liabilities:
         Accrued expenses                                                 9,428
         Income tax payable                                                 800
--------------------------------------------------------------------------------

 Net cash used in operating activities                                     (485)


 Cash Flows From Investing Activities
     Purchases of fixed assets                                          (11,500)

 Cash Flows From Financing Activities
     Proceeds from issuance of common stock                              51,000
--------------------------------------------------------------------------------

 Net increase in cash and cash equivalents                               39,015

 Cash at Beginning of Period                                                 --
--------------------------------------------------------------------------------

 Cash at End of Period                                               $   39,015

================================================================================

 Supplemental Disclosures of Cash Flow Information:
 No amounts were paid for interest or income taxes during the period.

 Noncash Investing and Financing Activities:

 In 1999, the Company issued stock in exchange for $362,114 in expenditures made by a related party. The amounts were spent on acquiring fixed assets and investing in the development of the Company's website.

================================================================================

        The accompanying notes are an integral part of this financial statement.

                                                       DirectPlacement.com, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements

================================================================================


1.    Summary of               A summary of the Company's significant accounting
      Significant              policies consistently applied in the preparation
      Accounting               of the accompanying financial statements follows.
      Policies

      Organization             DirectPlacement.com, Inc. (a Delaware
                               corporation) was formed on May 25, 1999, to maintain an online auction environment for public companies to offer securities to select institutional investors at substantial time and expense savings over secondary public offering or traditional private placement.

      Use of                   The preparation of the financial statements in
      estimates                conformity with generally accepted accounting
                               principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
                               Significant estimates used in preparing the financial statements include those assumed in capitalizing website development costs.

      Depreciation             Depreciation and amortization are provided on the
                               straight-line method over the estimated useful lives of the related assets.

      Website                  The Company capitalizes direct costs, including
      development              payroll and related expenses, to acquire or
      costs                    develop software necessary for general website
                               operations, create content and populate
                               databases, and to add additional functionalities and features on an ongoing bases in accordance with SOP 98-1. The costs are being amortized on a straight-line basis over a period of five years.

                               The Company continually evaluates its ability to recover the un-amortized portion of the capitalized costs over the estimated remaining life based upon estimated future cash flows.

      Income taxes             Deferred income taxes are recognized for the tax
                               consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

                                                       DirectPlacement.com, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements

================================================================================

      Income taxes,            Valuation allowances are established when
      Cont'd                   necessary to reduce deferred tax assets to the
                               amount expected to be realized. Income tax expense is the combination of the tax payable for the period and the change during the period in deferred tax assets and liabilities.

      New accounting           In 1998, the American Institute of Certified
      standards                Public Accountant's ("AICPA") issued Statement of
                               Position 98-1 "Accounting for the Costs of
                               Computer Software Developed or Obtained for
                               Internal Use." In accordance with this Statement of Position, certain costs of computer software developed or obtained for internal use are capitalized and amortized over the expected useful life of the asset.

                               Statement of Position 98-5, "Accounting for
                               Start-up Costs", requires an entity to expense all start-up related costs as incurred for fiscal years beginning after December 15, 1998.

2.    Development              Operations since the Company's inception have
      Stage                    been devoted primarily to raising capital,
      Operations               developing the technology necessary to provide
                               its products and services, and developing a market for its products and services.

3.    Depreciation             Depreciation expense on fixed assets was $3,994
                               since inception.

4.    Amortization             Amortization of website development costs was
                               $32,034 since inception.

5.    Income                   Deferred income taxes are provided for temporary
      Taxes                    differences in recognizing certain income and
                               expense items for financial and tax reporting purposes. The deferred tax assets consisted primarily of the income tax benefits resulting from the periods net operating loss.

                                                       DirectPlacement.com, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements

================================================================================

5.    Income                   A valuation allowance fully offsets the net
      Taxes,                   deferred tax asset of $110,000 arising from the
      Cont'd                   net operating loss at December 31, 1999, as it is
                               not more likely than not that the deferred tax asset will be realized.

                               The income tax provision represents the minimum California franchise tax.

                               At December 31, 1999, the Company had federal and state tax net operating losses of approximately $277,000. The federal and state tax loss carryforwards will expire in 2019 and 2007, respectively. There may be limitations on the annual amount of net operating losses which can be utilized to offset income in future years if the Company experiences certain ownership changes as defined by Internal Revenue Service Section 382.

6.    Preferred                The Company has authorized 10,000,000 shares of
      Stock                    $0.0001 par value preferred non-voting stock, for
                               which no shares are issued, outstanding or reserved.

7.    Common                   In May 1999 the Company issued 9,840,000 shares
      Stock                    of common stock to the founding stockholders in
                               exchange for contributed intellectual capital for which no monetary value was assigned.

                               In June 1999, the Company issued 375,685 shares of common stock at $0.20 per share to a related party in exchange for $50,000 cash and $25,137 of amounts paid on the Company's behalf. Amounts paid on the Company's behalf were deemed to be at fair market value.

                               In November 1999, the Company issued 403,334 shares of common stock at $0.30 per share to a related party in exchange for $1,000 cash and $120,000 of amounts paid on the Company's behalf. Amounts paid on the Company's behalf were deemed to be at fair market value.

                               In November 1999, the Company issued 1,115,598 shares of common stock at $0.40 per share to a related party in exchange for $447,292 of amounts paid on the Company's behalf, which was deemed to be at fair market value.

                                                       DirectPlacement.com, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements

================================================================================

8.    Related Party            The Company leases office space under a rental
      Transactions             agreement with a related party under common
                               control. Rent expense under this lease was approximately $38,000 since inception.

                               Since its inception, a related party under common control has paid for certain operating expenses on behalf of the Company, in exchange for which the Company issued shares of common stock (see
                               Note 7).

9.    Commitments
      and
      Contingencies

      Going concern            The Company issued private placement memorandums
                               in 1999 and 2000 (see Note 11) and plans to issue additional equity instruments as required to emerge from the development stage. There is no assurance that the new equity will be sufficient to meet the Company's needs. Additionally, there is no assurance that additional equity financing needed to fund operations will be consummated or obtained in sufficient amounts necessary to meet the Company's needs.

                               The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability of assets or the amounts of liabilities that may result from the possible inability of the Company to continue as a going concern.

10.   Concentrations

      Credit risk              Financial instruments that potentially subject
                               the Company to concentrations of credit risk consist principally of temporary cash investments.

                               The Company maintains a cash balance at a financial institution located in San Diego. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. These balances may at times exceed this limit. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.

                                                       DirectPlacement.com, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements

================================================================================

11.   Subsequent
      Events

      Wholly owned             On March 1, 2000, the Company purchased all of
      subsidiary               the common stock of Midori Capital Corporation, a
                               licensed broker-dealer, and changed the name to DP Securities, Inc. This new wholly owned subsidiary was purchased from a related company for 300,000 shares of DirectPlacement.com, Inc.'s common stock.

      Convertible              Subsequent to December 31, 1999, the board of
      notes and                directors approved the issuance of $1,600,000 of
      warrants                 unsecured convertible promissory notes with
                               attached warrants. On March 31, 2000, $1,525,000 of these notes were sold. The notes mature three years after issuance and carry a 10% per annum interest rate; both principal and interest are due on maturity or earlier conversion. Since all payments of principal and interest shall be in common stock of the Company and not cash, the appropriate number of shares have been reserved.
                               Principal and interest automatically convert into shares of common stock at approximately $1.00 per share, depending on circumstances, upon the sale by the company of an additional $3,000,000 in equity or securities convertible into equity.

                               These note purchasers received a warrant with rights to acquire common stock equal to 15% of the face amount of the purchased note, at an exercise price of $1.00 per share. The warrants allow for the purchase at any time during the five-year term of an aggregate of 228,750 shares of the Company's common stock, which have been reserved. The Company has not assigned a value to these warrants because management estimates their fair value to be nominal.

                               On April 30, 2001, the convertible note holders converted all of the notes and outstanding interest into 1,690,034 of common stock at $1.00 per share in accordance with the terms of the notes. In addition, 37,500 warrants were exercised for common stock at $1.00 per share.

                                                       DirectPlacement.com, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements

================================================================================

      Common                   In January and February 2000 the Company issued
      stock                    265,383 shares in exchange for $175,000 cash.

                               On March 1, 2000, the Company purchased all of the common stock of Midori Capital Corporation for 300,000 shares of DirectPlacement.com, Inc.'s common stock valued at $1 per share.

                               Because the subsidiary was purchased from a related party, historical cost was used to record the transaction. The excess of purchase price over the book value of DP Securities, Inc. as of March 1, 2000 was recorded as a reduction of additional paid-in-capital.

                               In March 2000 the Company issued 183,751 shares of common stock in exchange for financing costs related to the issuance of $1,525,000 in convertible notes and warrants. The transaction was valued based on the value of the shares, which was deemed to be $1.00 per share.

                               In January 2001 the Company issued 800,000 shares of common stock in exchange for consulting services. The transaction was valued based on the value of the shares, which was deemed to be $0.10 per share.

                               In June 2001 the Company issued 700,000 shares in exchange for $160,000 cash and a stock subscription receivable of $540,000.

      Reverse                  On May 15, 2001, PPI Capital Group, Inc., a Utah
      merger                   corporation ("PPI"), DirectPlacement.Com, Inc., a
                               Delaware corporation ("DPI"), and DP Merger
                               Corp., a Delaware corporation ("MergerSub"), entered into an Agreement and Plan of Merger (the
                               "Merger Agreement"), pursuant to which on June
                               11, 2001 (the "Effective Date") MergerSub was merged with and into DPI (the "Merger") and DPI became a wholly owned subsidiary of the Company.

                               On the Effective Date, the holders of common stock of DPI received 1.25 shares of PPI's common stock, par value $0.001 per share ("Common Stock"), for each outstanding share of common stock

                                                       DirectPlacement.com, Inc.
                                                   (a development stage company)

                                                   Notes to Financial Statements

================================================================================

      Reverse                  of DPI held thereby (the "Exchange Ratio"), and
      merger,                  the holders of options and warrants issued by DPI
      cont'd                   were exchanged for options and warrants of PPI
                               based upon the Exchange Ratio. Specifically, PPI issued (i) to the stockholders of DPI an aggregate of 19,567,231 shares of Common Stock, of which 11,531,250 shares of Common Stock were surrendered by certain members of DPI management immediately following the consummation of the Merger in exchange for certain PPI performance warrants exercisable for 11,531,250 shares of Common Stock upon the satisfaction of certain performance targets (the "Share Exchange"), and
                               (ii) PPI issued 346,406 warrants and 1,462,813 options to the former warrantholders and option holders of DPI, respectively, at exercise prices ranging from $0.80 to $1.20 per share.

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

                        INDEPENDENT AUDITORS' REPORTS ON
                        CONSOLIDATED FINANCIAL STATEMENTS

                                 ---------------

                      For the Year Ended December 31, 2000

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

                     REPORT ON AUDITED FINANCIAL STATEMENTS



                                TABLE OF CONTENTS



INDEPENDENT AUDITORS' REPORT

Consolidated Balance Sheet.................................................1

Consolidated Statement of Operations.......................................2

Consolidated Statement of Changes in Stockholders' Deficit.................3

Consolidated Statement of Cash Flows.......................................4

Notes to Consolidated Financial Statements.................................5-13

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors and Stockholders of DirectPlacement.com, Inc.

We have audited the accompanying consolidated balance sheet of DirectPlacement.com, Inc. and subsidiary as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DirectPlacement.com, Inc. and subsidiary as of December 31, 2000, and the results of its operations, changes in stockholders' deficit, and cash flows for the year then ended in conformity with accounting principles generally accepted in the Unites States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit and net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HEYMAN & ASSOCIATES, INC.
-------------------------------
Heyman & Associates, Inc.


San Diego, California
January 24, 2001
except for Notes 7 and 9, as to which the date is July 6, 2001

                    DIRECTPLACEMENT.COM, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                             As Of December 31, 2000

                                     ASSETS

CURRENT ASSETS
Cash                                                                $   454,291
Prepaid expenses                                                         23,740
Deposits                                                                 16,325
                                                                    -----------

Total Current Assets                                                    494,356
                                                                    -----------

FIXED ASSETS
Website development                                                     801,120
Furniture and equipment                                                 137,718
Accumulated depreciation and amortization                              (170,874)
                                                                    -----------

Total Fixed Assets                                                      767,964
                                                                    -----------

OTHER ASSETS
Deferred financing costs                                                132,709
Security deposits                                                        45,002
Investment                                                                3,300
                                                                    -----------

Total Other Assets                                                      181,011
                                                                    -----------

TOTAL ASSETS                                                        $ 1,443,331
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued liabilities                                                 $    48,106
Accrued interest                                                        120,868
                                                                    -----------

Total Current Liabilities                                               168,974
                                                                    -----------

Convertible notes payable with common stock                           1,525,000

STOCKHOLDERS' DEFICIT

Preferred stock, $.0001 par value, authorized 10,000,000 shares, no shares are issued, outstanding, or reserved

Common stock, $.0001 par value, 30,000,000 shares authorized,
12,483,751 shares issued and outstanding, 2,876,250 shares
reserved                                                                  1,248

Additional paid-in capital                                            1,068,392
Accumulated deficit                                                  (1,320,283)
                                                                    -----------

Total Stockholders' Deficit                                            (250,643)
                                                                    -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT                                               $ 1,443,331
                                                                    ===========

      See Auditors' Report and Notes to Consolidated Financial Statements

                    DIRECTPLACEMENT.COM, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
                             As Of December 31, 2000


REVENUES
Placement Fees                                                      $   240,000
PlacementTracker Fees - Reports                                          73,200
                                                                    -----------

Gross Revenues                                                          313,200
                                                                    -----------

OPERATING EXPENSES
Payroll expenses                                                        381,910
Professional fees                                                       147,089
Depreciation and amortization expense                                   134,846
Management and overhead                                                 104,000
Public relations                                                         73,788
Rent                                                                     62,818
Finders fees - placements                                                60,000
Insurance                                                                50,413
Travel and entertainment                                                 32,385
Data services                                                            25,192
Administrative expenses                                                  25,000
Office supplies                                                          17,538
Telephone                                                                16,700
Office equipment                                                         16,289
Equipment rental                                                         13,030
Miscellaneous                                                            12,765
Computer expense                                                         12,630
Dues and subscriptions                                                   10,518
Printing and reproduction                                                 8,428
Postage and delivery                                                      6,758
Internet                                                                  5,759
Conference-seminars                                                       4,198
Bank service charges                                                      2,009
Licenses and permits                                                      1,090
Marketing                                                                 1,337
Utilities                                                                   966
                                                                    -----------

Total Operating Expenses                                              1,227,456
                                                                    -----------

Loss from Operations                                                   (914,256)

OTHER INCOME AND EXPENSES
Interest expense                                                       (120,868)
Financing costs                                                         (51,042)
Interest income                                                          27,921
Miscellaneous income                                                     18,159
                                                                    -----------

Total Other Income and Expenses                                        (125,830)
                                                                    -----------

Loss Before Income Taxes                                             (1,040,086)

Provision for income taxes                                                3,141
                                                                    -----------

NET LOSS                                                            $(1,043,227)
                                                                    ===========

      See Auditors' Report and Notes to Consolidated Financial Statements

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                      For the Year Ended December 31, 2000


                                                         $.0001 Par Value
                                                           Common Stock          Additional
                                                     -------------------------     Paid-in     Accumulated
                                                        Shares       Amount        Capital       Deficit         Total
                                                     -----------   -----------   -----------   -----------    -----------
Balance @ December 31, 1999                           11,734,617   $     1,173   $   642,256   $  (277,056)   $   366,373
      Shares sold                                        265,383            26       174,974            --        175,000
      Shares issued for services                         183,751            19       183,732            --        183,751
      Compensation cost related to stock options
         granted (Note 5)                                     --            --        46,875            --         46,875
      Shares issued to acquire DP Securities, Inc.       300,000            30        20,555            --         20,585
      Net Loss                                                --            --            --    (1,043,227)    (1,043,227)
                                                     -----------   -----------   -----------   -----------    -----------
Balance @ December 31, 2000                           12,483,751   $     1,248   $ 1,068,392   $(1,320,283)   $  (250,643)
                                                                   ===========   ===========   ===========    ===========


Reserved:
Convertible Notes                                      1,525,000
Convertible Notes - 10% Interest                         152,500
Warrants                                                 228,750
Stock Options                                            970,000
                                                     -----------
      Total Shares Issued and Reserved                15,360,001
                                                     ===========

      See Auditors' Report and Notes to Consolidated Financial Statements

                    DIRECTPLACEMENT.COM, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             As Of December 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                $(1,043,227)
Adjustments to reconcile net loss to net cash used
   in operating activities:
Depreciation and amortization                                               134,846
Financing cost of shares issued for services                                 51,042
Compensation cost related to stock option grants                             46,875
(Increase) decrease in receivables                                              471
(Increase) decrease in prepaid expense                                      (23,740)
(Increase) decrease in other current assets                                 (16,325)
(Increase) decrease in deposits                                             (45,002)
Increase (decrease) in accrued expenses                                      38,679
Increase (decrease) in accrued interest expense                             120,868
Increase (decrease) in income taxes payable                                    (800)
                                                                        -----------

Total Adjustments                                                           306,914
                                                                        -----------

Net cash used in operating activities                                      (736,313)
                                                                        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                                       (565,225)
Subsidiary cash balance at acquisition date                                  20,114
Purchase of investment                                                       (3,300)
                                                                        -----------

Net cash used in investing activities                                      (548,411)
                                                                        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                                      175,000
Proceeds from issuance of convertible long-term notes                     1,525,000
                                                                        -----------

Net cash provided by financing activities                                 1,700,000
                                                                        -----------

Net increase in cash and cash equivalents                               $   415,276
Cash at beginning of year                                                    39,015
                                                                        -----------

Cash at end of year                                                     $   454,291
                                                                        -----------

Noncash investing and financing activities:
Issued 300,000 shares of common stock to purchase DP Securities, Inc.   $    20,585

Issued 183,751 shares of common stock for services provided in
connection with the sale of convertible notes payable (Note 7)          $   183,751

Supplemental Information:
Cash paid for income taxes                                              $     1,600

      See Auditors' Report and Notes to Consolidated Financial Statements

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      For the Year Ended December 31, 2000


NOTE 1 - Organization and Significant Accounting Policies

Organization
------------

DirectPlacement.com, Inc. (the Company) was formed on May 19, 1999, to maintain an online auction environment for public companies to offer securities to select institutional investors at substantial time and expense savings over secondary public offering or traditional private placement.

On March 1, 2000, the Company purchased all of the common stock of Midori Capital Corporation, a licensed broker-dealer, and changed the name to DP Securities, Inc. This new wholly-owned subsidiary was purchased from a related company for 300,000 shares of DirectPlacement.com, Inc.'s common stock valued at $1 per share.

Because the subsidiary was purchased from a related party, historical cost was used to record the transaction. The excess of purchase price over the book value of DP Securities, Inc. as of March 1, 2000, was recorded as a reduction of additional paid-in-capital. Results of operations have been included in the consolidated financial statements since the date of acquisition.

Basis of Presentation
---------------------

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained losses of $277,056 and $1,043,227 in 1999 and 2000, respectively. The Company had an accumulated deficit of $1,320,283 at December 31, 2000. These conditions raise "substantial " doubt about the Company's ability to continue as a going concern.

The Company continues to seek additional sources of equity funding. There is no assurance that additional equity financing needed to fund operations will be consummated or obtained in sufficient amounts necessary to meet its needs.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's financial statements for the year ended December 31, 1999, identified the Company as a development stage enterprise. During 2000 the Company began earning significant revenue and no longer considers itself in the development stage.

                              See Auditors' Report

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      For the Year Ended December 31, 2000


NOTE 1 - Organization and Significant Accounting Policies (continued)


Summary of Significant Accounting Policies
------------------------------------------

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of DirectPlacement.com, Inc., and its wholly owned subsidiary (DP Securities, Inc.). All material inter-company accounts and transactions have been eliminated.

Basis of Accounting
-------------------

The Company utilizes the accrual basis of accounting for financial reporting and the cash basis of accounting for income taxes.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ materially from those estimates.

Income Taxes
------------

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company's financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization

                              See Auditors' Report

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      For the Year Ended December 31, 2000


NOTE 1 - Organization and Significant Accounting Policies (continued)


Fixed Assets and Depreciation Method
------------------------------------

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.

Software development
--------------------

The Company capitalizes direct costs, including payroll and related expenses, to acquire or develop software necessary for general website operations, create content and populate databases, and to add additional functionalities and features on an ongoing bases in accordance with SOP 98-1. The costs are being amortized on a straight-line basis over a period of five years.

The Company continually evaluates its ability to recover the un-amortized portion of the capitalized costs over the estimated remaining life based upon estimated future cash flows.

Revenue Recognition
-------------------

Revenue from placement fees represent commissions earned for brokering private placements of debt and equity instruments. Revenue from these services is recognized when earned at the time the placement closes. Data services revenue represents revenue from providing individual custom reports on a fee per report basis, which is recognized when the report is provided.

Stock Based Compensation
------------------------

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). The Company adopted SFAS 123 in 1999. The Company has elected to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) and has provided pro forma disclosures as if the fair value based method prescribed in SFAS 123 has been utilized.

                              See Auditors' Report

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      For the Year Ended December 31, 2000


NOTE 2 - Related Party Transactions

Fees for managerial and administrative services in the amount of $104,000 were paid to Midori Corporation, a stockholder of DirectPlacement.com, Inc. The stockholder of DirectPlacement.com, Inc. is a company under common control. The Company also purchased DP Securities, Inc. from Midori Corporation for 300,000 shares of common stock. There are no inter-company accounts receivable or payables at year-end.

NOTE 3 - Fixed Assets

The following is a summary of fixed assets, at cost less accumulated depreciation, at December 31:

                                                  2000        Useful Lives
                                              ------------    ------------
         Office Equipment                     $     43,367       7 years
         Computer Equipment                         54,734       5 years
         Furniture and Fixtures                      5,033       7 years
         Software Development                      835,704       5 years
                                              ------------
                                                   938,838
         Less:  Accumulated Depreciation          (170,874)
                                              ------------
              Total                           $    767,964
                                              ============

Depreciation of fixed assets amounted to $134,846 for 2000.

NOTE 4 - Leases

The Company leases an office facility and office equipment, which are accounted for as operating leases. Future minimum annual rental commitments as of December 31, 2000, were as follows:

                              2001         $    144,703
                              2002              140,743
                              2003              133,463
                                           ------------
                                           $    418,909
                                           ============

For the year ended December 31, 2000, total rental expense was $62,818 and sub-lease rental income was $4,605.

                              See Auditors' Report

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      For the Year Ended December 31, 2000


NOTE 5 - Stock Option Plan

The Company has a stock option plan (the "2000 stock option plan of Direct Placement.Com, Inc."), which provides for the granting of stock options to certain employees, officers, directors and consultants. The stock options are exercisable at a price equal to the market value on the date of the grant as determined by the Board. Stock options granted under the plan are nonqualified, and vest 25% at the date of grant and continue to vest at the rate of 25% for each following year of continued relationship with the Company. Vested options may be exercised at any time before the expiration of ten years from the date of the grant. There are two million shares authorized by the Company to be issued and sold under the plan.

During 2000, the Company granted stock options to certain employees under which the employees have options to purchase shares of the Company's common stock.

The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its stock options. The Company recorded $46,875 of compensation expense for options granted in 2000. Had compensation cost for the Company's stock options been determined based on their fair value at the grant dates consistent with the method of FASB Statement No. 123, "Accounting for Stock-Based Compensation," the Company's net loss would have been approximately $80,000 more than the amount reported. The fair value of each option was estimated on the date of grant using the minimum value method with the following weighted-average assumptions: a risk-free interest rate of 5.25%, an expected life of 4 years and no dividends during the expected term.

A summary of activity under the Company's stock option plan is as follows:

                                                               Number       Weighted average
                                                              of shares      exercise price
                                                            -------------    --------------
         Options outstanding at December 31, 1999                      --    $           --
         Granted (weighted average fair value of &0.22)         1,053,750              1.19
         Canceled                                                 (83,750)             1.27
         Exercised                                                     --                --
         Expired                                                       --                --
                                                            -------------    --------------
         Options outstanding at December 31, 2000                 970,000    $         1.18

                              See Auditors' Report

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      For the Year Ended December 31, 2000


NOTE 5 - Stock Option Plan (continued)

As of December 31, 2000, the stock options outstanding carried exercise prices ranging from $1.00 to $1.50 and had a weighted average remaining contractual life of 9.42 years. A total of 384,408 stock options were exercisable at that date.

NOTE 6 - 401(k) Savings Plan

The Company has a 401(k) plan to provide retirement and incidental benefits for its employees. Employees may contribute from 1% to 15% of their annual compensation to the Plan after 90 days of continuous employment, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Company matches 50% of employee contributions up to a maximum of 3% per year per person. All matching contributions require four years to vest.

Company matching contributions to the Plan totaled $8,072 in 2000.

NOTE 7 - Convertible Notes And Warrants

The board of directors approved the issuance of $1,600,000 of unsecured convertible promissory notes with attached warrants. On March 31, 2000, $1,525,000 of these notes were sold. The notes mature three years after issuance and carry a 10% per annum interest rate, both of which are due on maturity or earlier conversion. Since all payments of principal and interest shall be in common stock of the Company and not cash, the appropriate number of shares have been reserved. Interest expense related to these notes was $120,868.

Principal and interest automatically convert into shares of common stock at approximately $1.00 per share, depending on circumstances, upon the sale by the Company of an additional $3,000,000 in equity or securities convertible into equity.

These note purchasers received a warrant with rights to acquire company common stock equal to 15% of the face amount of the purchased note, at an exercise price of $1.00 per share. The warrants allow for the purchase at any time during the five-year term of an aggregate of 228,750 shares of the Company's common stock, which have been reserved. The Company has not assigned a value to these warrants because management estimates their fair value to be nominal.

                              See Auditors' Report

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      For the Year Ended December 31, 2000


NOTE 7 - Convertible Notes And Warrants (continued)

As of December 31, 2000, none of the notes were converted to common stock and none of the warrants were exercised. On April 30, 2001, the convertible note holders converted all of the notes and outstanding interest into 1,690,034 of common stock at $1.00 per share in accordance with the terms of the notes. In addition, 37,500 warrants were exercised for common stock at $1.00 per share.

NOTE 8 - Income Tax

The Company does not file consolidated tax returns with its subsidiary. Each entity files separate income tax returns. The combined federal and state income tax provision (benefit) is summarized as follows:

                                                                Year Ended
                                                             December 31, 2000
                                                             -----------------
         Current:
             Federal                                         $           1,541
             State                                                       1,600
                                                             -----------------
                                                                         3,141
         Deferred:
             Federal                                                  (446,839)
             State                                                    (116,037)
                                                             -----------------
                                                                      (562,876)
         Less valuation allowance                                      562,876
                                                             -----------------

         Total provision (benefit) for income taxes          $           3,141
                                                             =================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The major temporary difference that gives rise to the deferred tax asset is net operating loss carryforwards.

                              See Auditors' Report

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      For the Year Ended December 31, 2000


NOTE 8 - Income Tax (continued)

At December 31, 2000, DirectPlacment.com, Inc. has available unused net operating losses carryforwards that may be applied against future taxable income and that expire as follows:

                                                 Approximate
                                                Net Operating
                            Year of                Losses
                           Expiration           Carryforwards
                           ----------           -------------
                              2019              $     230,000
                              2020                  1,075,000
                                                -------------
                                                $   1,305,000
                                                =============

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company's financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization.


NOTE 9 - Subsequent Event


Reverse Merger
--------------

On May 15, 2001, PPI Capital Group, Inc., a Utah corporation (the "Company"), DirectPlacement.Com, Inc., a Delaware corporation ("DPI"), and DP Merger Corp., a Delaware corporation ("MergerSub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which on June 11, 2001, (the "Effective Date") MergerSub was merged with and into DPI (the "Merger") and DPI became a wholly owned subsidiary of the Company.

On the Effective Date, the holders of common stock of DPI received 1.25 shares of the Company's common stock, par value $.001 per share ("Common Stock"), for each outstanding share of common stock of DPI held thereby (the "Exchange Ratio"), and the holders of options and warrants issued by DPI were exchanged for options and warrants of the Company based upon the Exchange Ratio. Specifically, the Company issued (i) to the stockholders of DPI an aggregate of 19,567,231 shares of Common Stock, of which 11,531,250 shares of Common Stock were surrendered by certain members of DPI management immediately following the

                              See Auditors' Report

                    DIRECTPLACEMENT.COM, INC. and SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      For the Year Ended December 31, 2000


NOTE 9 - Subsequent Event (continued)


consummation of the Merger in exchange for certain Company performance warrants exercisable for 11,531,250 shares of Common Stock upon the satisfaction of certain performance targets (the "Share Exchange"), and (ii) the Company issued 346,406 warrants and 1,462,813 options to the former warrantholders and option holders of DPI, respectively, at exercise prices ranging from $.80 to $1.20 per share.

Common Stock
------------

In January 2001, the Company issued 800,000 shares of common stock in exchange for consulting services. The transaction was valued based on the value of the shares, which was deemed to be $0.10 per share.

In June 2001, the Company issued 700,000 shares in exchange for $160,000 cash received and a stock subscription receivable of $540,000.

                              See Auditors' Report

The unaudited pro forma consolidated information set forth below gives effect to the acquisition, by the Company, of all the issued and outstanding capital stock of DirectPlacement.Com, Inc., a Delaware corporation ("DPI") as if the acquisition occurred on January 1, 2000. The acquisition occurred on June 11, 2001. Results for the year ended December 31, 2000 and the six months ended June 30, 2001 are included.

The balance sheet presented as of June 30, 2001 is the historical balance sheet of the consolidated entities. The assets of PPI Capital Group, Inc. at the time of the acquisition were minimal.

The transaction was accounted for as a reverse merger in which DPI has been treated as the accounting acquirer. No adjustments to the combined results are necessary to reflect the proforma results.

                             PPI Capital Group, Inc.
                           Consolidated Balance Sheet
                                   (Unaudited)

                                                              June 30, 2001
                                                              --------------

                               ASSETS

Current Assets:
     Cash                                                     $      321,765
     Other Current Assets                                             74,624
                                                              --------------
       Total Current Assets                                          396,389

Fixed Assets, at cost:
     Equipment                                                       108,550
     Computer Software                                                67,226
                                                              --------------
                                                                     175,776
     Less: Accumulated Depreciation                                  (40,740)

        Fixed Assets, net                                            135,036

Other Assets:
     Website Development, net of 227,819                             703,987
     Deferred Financing Cost, net                                         --
     Other                                                            48,302
                                                              --------------

Total Assets                                                  $    1,283,714
                                                              ==============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accrued Liabilities                                      $       36,513
     Prepaid Subscription Liability                                  128,181
                                                              --------------
        Total Current Liabilities                                    164,694

Long-Term Liabilities:
     Note Payable - Related Party                                     50,000

Shareholders' Equity:
     Common Stock                                                     11,788
     Additional Paid-in Capital                                    3,543,512
     Stock Subscription Receivable                                  (540,000)
     Accumulated Deficit                                          (1,946,280)
                                                              --------------
        Total Shareholders' Equity (Deficit)                       1,069,020

Total Liabilities & Shareholder's Equity (Deficit)            $    1,283,714
                                                              ==============

                             PPI Capital Group, Inc.
                      Consolidated Statement of Operations
                                   (Unaudited)

                                                                For Six Months
                                                             ended June 30, 2001
                                                             -------------------

Revenues:
     Placement Fees                                             $      681,684
     Data Service Revenues                                             234,475
                                                                --------------
Total Revenues                                                         916,159

Operating Expenses:
     Payroll Expenses/Commissions                                      777,700
     Professional Fees                                                 221,242
     Depreciation & Amortization                                        97,684
     General & Administrative                                          262,038
Total Operating Expenses                                             1,358,664

Operating Income                                                      (442,505)

     Interest Expense, net                                             183,492
                                                                --------------
Net Income (Loss)                                                     (625,997)
                                                                ==============

Loss per Share - Basic and Diluted                              $        (0.22)

Weighted Average Number of Shares                                    2,802,844

                             PPI Capital Group, Inc.
                      Consolidated Statement of Cash Flows
                                   (Unaudited)

                                                                For Six Months
                                                             ended June 30, 2001
                                                             -------------------

OPERATING ACTIVITIES
     Net Loss                                                         (625,997)
     Adjustments:
     Depreciation & Amortization                                        97,684
     Non Cash Operating Expenses                                       283,274
     Other Current Assets                                              (34,559)
     Accrued Liabilities                                               (22,365)
     Prepaid Subscription Liabilities                                  128,181
                                                                 -------------
Net Cash provided by Operating                                        (173,782)

INVESTING ACTIVITIES
     Increase in Fixed Assets and Website development costs           (168,744)
                                                                 -------------
Net Cash provided by Investing                                        (168,744)

FINANCING ACTIVITIES
     Proceeds from Notes Payable                                        50,000
     Issuance of Convertible Note
     Issuance of Common Stock                                          160,000
                                                                 -------------
Net Cash provided by Financing                                         210,000

Net Cash Increase for Period                                          (132,526)

Cash at Beginning of Period                                            454,291
                                                                 -------------
Cash at End of Period                                                  321,765
                                                                 =============

                             PPI Capital Group, Inc.
                      Pro Forma Consolidated Balance Sheet
                                   (Unaudited)

                                                                June 30, 2001
                                                                -------------

                            ASSETS

Current Assets:
     Cash                                                       $     321,765
     Other Current Assets                                              74,624
                                                                -------------
       Total Current Assets                                           396,389

Fixed Assets, at cost:
     Equipment                                                        108,550
     Computer Software                                                 67,226
                                                                -------------
                                                                      175,776
     Less: Accumulated Depreciation                                   (40,740)

        Fixed Assets, net                                             135,036

Other Assets:
     Website Development, net of 227,819                              703,987
     Deferred Financing Cost, net                                          --
     Other                                                             48,302
                                                                -------------

Total Assets                                                    $   1,283,714
                                                                =============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accrued Liabilities                                        $      36,513
     Prepaid Subscription Liability                                   128,181
                                                                -------------
        Total Current Liabilities                                     164,694

Long-Term Liabilities:
     Note Payable - Related Party                                      50,000

Shareholders' Equity:
     Common Stock                                                      11,788
     Additional Paid-in Capital                                     3,543,512
     Stock Subscription Receivable                                   (540,000)
     Accumulated Deficit                                           (1,946,280)
                                                                -------------
        Total Shareholders' Equity (Deficit)                        1,069,020

Total Liabilities & Shareholder's Equity (Deficit)              $   1,283,714
                                                                =============


NOTE: Since the acquisition took place on June 11, 2001 this is also the historical balance sheet.

                                           PPI Capital Group, Inc.
                                Pro Forma Consolidated Statement of Operations

                                                             For Year ended December 31, 2000
                                                ------------------------------------------------------------
                                                                                                  Pro Forma
                                                  PPI               DP        Adjustments       Consolidated
                                                ---------      -----------    -------------     ------------
Revenues:
     Placement Fees                             $       -      $   240,000    $           -      $   240,000
     Data Service Revenues                              -           73,200                -           73,200
                                                ---------      -----------    -------------      -----------
Total Revenues                                          -          313,200                -          313,200

Operating Expenses:
     Payroll Expenses/Commissions                       -          441,910                -          441,910
     Professional Fees                              7,400          147,089                -          154,489
     Depreciation & Amortization                        -          134,846                -          134,846
     General & Administrative                      51,905          503,611                -          555,516
                                                ---------      -----------    -------------      -----------
Total Operating Expenses                           59,305        1,227,456                -        1,286,761

Operating Loss                                    (59,305)        (914,256)               -         (973,561)

     Interest Expense, net                          2,826          125,830                -          128,656
                                                ---------      -----------    -------------      -----------
Loss Before Income Taxes                          (62,131)      (1,040,086)               -       (1,102,217)

     Provision for income taxes                                      3,141                             3,141
                                                ---------      -----------    -------------      -----------
Net (Loss)                                      $ (62,131)     $(1,043,227)   $           -      $(1,105,358)
                                                =========      ===========    =============      ===========

Loss per Share - Basic and Diluted              $   (0.05)     $     (0.88)   $           -      $     (0.93)

Weighted Average Number of Shares               1,191,736        1,191,736                         1,191,736

                                           PPI Capital Group, Inc.
                                Pro Forma Consolidated Statement of Operations


                                                            For Six Months ended June 30, 2001
                                                 ---------------------------------------------------------
                                                                                                Pro Forma
                                                    PPI              DP       Adjustments      Consolidated
                                                 ---------       ----------   -----------     -------------
Revenues:
     Placement Fees                              $       -       $  681,684            -       $  681,684
     Data Service Revenues                               -          234,475            -          234,475
                                                 ---------       ----------     --------       ----------
Total Revenues                                           -          916,159            -          916,159

Operating Expenses:
     Payroll Expenses/Commissions                        -          777,700            -          777,700
     Professional Fees                               6,580          214,662            -          221,242
     Depreciation & Amortization                         -           97,684            -           97,684
     General & Administrative                       12,620          249,418            -          262,038
Total Operating Expenses                            19,200        1,339,464            -        1,358,664

Operating Loss                                     (19,200)        (423,305)           -         (442,505)

     Interest Expense, net                           1,626          181,866            -          183,492
                                                 ---------       ----------     --------       ----------
Net (Loss)                                       $ (20,826)      $ (605,171)    $      -       $ (625,997)
                                                 =========       ==========     ========       ==========

Loss per Share - Basic and Diluted               $   (0.01)      $    (0.21)                   $    (0.22)

Weighted Average Number of Shares                2,802,844        2,802,844                     2,802,844

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                    PPI CAPITAL GROUP, INC.



                                    By: /s/ BRIAN M. OVERSTREET
                                       --------------------------------------
                                    Name:  Brian M. Overstreet
                                    Title: President and Chief Executive Officer


Dated:  September 17, 2001